                         AGREEMENT AND PLAN OF MERGER

                                by and among

                        AMES DEPARTMENT STORES, INC.,

                            HSC ACQUISITION CORP.

                                     and

                            HILLS STORES COMPANY

                        Dated as of November 12, 1998

                                                        TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I               THE OFFER...............................................................................  2
         SECTION 1.01   The Offer...............................................................................  2
         SECTION 1.02   Note Tender Offer.......................................................................  3
         SECTION 1.03   Company Action..........................................................................  6

ARTICLE II              THE MERGER..............................................................................  8
         SECTION 2.01   The Merger..............................................................................  8
         SECTION 2.02   Effective Time; Closing.................................................................  8
         SECTION 2.03   Effect of the Merger....................................................................  8
         SECTION 2.04   Certificate of Incorporation; Bylaws....................................................  9
         SECTION 2.05   Directors and Officers..................................................................  9
         SECTION 2.06   Conversion of Securities................................................................  9
         SECTION 2.07   Stock Options; Warrants................................................................. 10
         SECTION 2.08   Surrender of Shares; Stock Transfer Books............................................... 11

         SECTION 2.09   Dissenting Shares....................................................................... 13
         SECTION 2.10   Withholding Taxes....................................................................... 13
         SECTION 2.11   Certain Matters Relating to Deferred Contingent Cash Rights............................. 13

ARTICLE III             REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................... 16
         SECTION 3.01   Organization and Qualification; Subsidiaries............................................ 16

         SECTION 3.02   Certificate of Incorporation and Bylaws................................................. 17
         SECTION 3.03   Capitalization.......................................................................... 17
         SECTION 3.04   Authority Relative to this Agreement.................................................... 18
         SECTION 3.05   No Conflict; Required Filings and Consents.............................................. 19

         SECTION 3.06   Compliance.............................................................................. 20
         SECTION 3.07   SEC Filings; Financial Statements....................................................... 20
         SECTION 3.08   Absence of Certain Changes or Events.................................................... 21
         SECTION 3.09   Absence of Litigation................................................................... 22
         SECTION 3.10   Employee Benefit Plans.................................................................. 22
         SECTION 3.11   Labor Matters........................................................................... 25
         SECTION 3.12   Offer Documents; Schedule 14D-9; Proxy Statement........................................ 25

                                      i

         SECTION 3.13   Tangible Property; Real Property and Leases............................................. 26
         SECTION 3.14   Trademarks, Patents and Copyrights...................................................... 27
         SECTION 3.15   Taxes................................................................................... 28
         SECTION 3.16   Environmental Matters................................................................... 30
         SECTION 3.17   Contracts............................................................................... 31
         SECTION 3.18   Insurance; Workers' Compensation........................................................ 32
         SECTION 3.19   Certain Payments; Absence of Certain Business Practices................................. 33
         SECTION 3.20   Licenses and Permits.................................................................... 33
         SECTION 3.21   Letters of Credit, Surety Bonds, Guarantees............................................. 33
         SECTION 3.22   Brokers................................................................................. 33
         SECTION 3.23   Year 2000............................................................................... 33
         SECTION 3.24   Applicability of State Takeover Statutes................................................ 34
         SECTION 3.25   Amendment to Rights Agreement........................................................... 34
         SECTION 3.26   Opinion of Financial Advisor............................................................ 34
         SECTION 3.27   Full Disclosure......................................................................... 34

ARTICLE IV              REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER.................................. 34
         SECTION 4.01   Corporate Organization.................................................................. 35
         SECTION 4.02   Authority Relative to This Agreement.................................................... 35
         SECTION 4.03   No Conflict; Required Filings and Consents.............................................. 35
         SECTION 4.04   Financing............................................................................... 36
         SECTION 4.05   Offer Documents; Proxy Statement........................................................ 36
         SECTION 4.06   Brokers................................................................................. 37

ARTICLE V               CONDUCT OF BUSINESS PENDING THE MERGER.................................................. 37
         SECTION 5.01   Conduct of Business by the Company Pending the Merger................................... 37

ARTICLE VI              ADDITIONAL AGREEMENTS................................................................... 40
         SECTION 6.01   Special Stockholders' Meeting........................................................... 40
         SECTION 6.02   Proxy Statement......................................................................... 40
         SECTION 6.03   Company Board Representation; Section 14(f)............................................. 41
         SECTION 6.04   Access to Information; Confidentiality.................................................. 42
         SECTION 6.05   No Solicitation......................................................................... 42
         SECTION 6.06   Directors' and Officers' Indemnification and Insurance.................................. 44
         SECTION 6.07   Notification of Certain Matters......................................................... 45
         SECTION 6.08   Further Action; Reasonable Efforts...................................................... 45

                                      ii

         SECTION 6.09   Public Announcements.................................................................... 46
         SECTION 6.10   Confidentiality Agreement............................................................... 46
         SECTION 6.11   State Takeover Laws..................................................................... 46
         SECTION 6.12   Employment Covenant..................................................................... 46
         SECTION 6.13   Financing............................................................................... 47

ARTICLE VII             CONDITIONS TO THE MERGER................................................................ 47
         SECTION 7.01   Conditions to the Merger................................................................ 47

ARTICLE VIII            TERMINATION, AMENDMENT AND WAIVER....................................................... 48
         SECTION 8.01   Termination............................................................................. 48
         SECTION 8.02   Effect of the Termination............................................................... 50
         SECTION 8.03   Fees and Expenses....................................................................... 50
         SECTION 8.04   Amendment............................................................................... 51
         SECTION 8.05   Waiver.................................................................................. 51

ARTICLE IX              GENERAL PROVISIONS...................................................................... 51
         SECTION 9.01   Non-Survival of Representations, Warranties and Agreements.............................. 51
         SECTION 9.02   Notices................................................................................. 52
         SECTION 9.03   Certain Definitions..................................................................... 52
         SECTION 9.04   Severability............................................................................ 56
         SECTION 9.05   Entire Agreement, Assignment............................................................ 56
         SECTION 9.06   Parties in Interest..................................................................... 57
         SECTION 9.07   Specific Performance.................................................................... 57
         SECTION 9.08   Governing Law........................................................................... 57
         SECTION 9.09   Headings................................................................................ 57
         SECTION 9.10   Counterparts............................................................................ 57
         SECTION 9.11   Certain Undertakings by Parent.......................................................... 57

Stock Option Agreement -- Exhibit A

Disclosure Schedule

Section 3.01      --       Subsidiaries of the Company
Section 3.03      --       Capitalization and Stock Option Plans
Section 3.06      --       Compliance
Section 3.07      --       SEC Filings; Financial Statements
Section 3.08      --       Certain Developments
Section 3.09      --       Legal Proceedings
Section 3.10      --       Employee Benefit Plans
Section 3.11      --       Labor Matters
Section 3.13      --       Real and Leased Properties
Section 3.14      --       Trademarks, Patents and Copyrights

Section 3.15      --       Taxes
Section 3.16      --       Environmental Matters
Section 3.17      --       Material Contracts
Section 3.18      --       Insurance Policies and Workers' Compensation
Section 3.21      --       Letters of Credit, Surety Bonds, Guarantees, etc.

Section 5.01      --       Conduct of Business


Annex A -- Conditions to the Stock Tender Offer
Annex B -- Conditions to the Note Tender Offer

                          Glossary of Defined Terms

                           Location of Definitions

Advances....................................................................................... ss. 2.11(f)
affiliate...................................................................................... ss. 9.03(a)
Agreement...................................................................................... Preamble
beneficial owner............................................................................... ss. 9.03(b)
Blue Sky Laws.................................................................................. ss. 3.05(b)
Board.......................................................................................... Recitals
business day................................................................................... ss. 9.03(c)
Cash Equivalents............................................................................... ss. 9.03(d)
Cash Payment................................................................................... ss. 9.03(l)
Certificate of Merger.......................................................................... ss. 2.02
Certificates................................................................................... ss. 2.08(b)
COBRA.......................................................................................... ss. 3.10(e)
Commitment Letter.............................................................................. ss. 4.04
Committee Fee.................................................................................. ss. 2.11(f)
Common Shares.................................................................................. Recitals
Company........................................................................................ Preamble
Confidentiality Agreement...................................................................... ss. 6.04(b)
Consents....................................................................................... Recitals
Consent Solicitation........................................................................... Recitals
Constituent Documents.......................................................................... ss. 3.02
Continuing Director............................................................................ ss. 9.03(e)
control........................................................................................ ss. 9.03(f)
controlled by.................................................................................. ss. 9.03(f)
DCCR........................................................................................... Recitals
Delaware Law................................................................................... Recitals
Disclosure Schedule............................................................................ ss. 3.01
Dissenting Shares.............................................................................. ss. 2.09
Effective Time................................................................................. ss. 2.02
Employees...................................................................................... ss. 3.11
Environmental Law.............................................................................. ss. 3.16(a)
Equity Deferred Contingent Cash Right.......................................................... ss. 9.03(g)
Equity DCCR ................................................................................... Recitals
ERISA.......................................................................................... ss. 3.10(a)
ERISA Affiliate................................................................................ ss. 3.10(a)
Exchange Act................................................................................... ss. 1.03(b)
Expenses....................................................................................... ss. 8.03(b)
Financial MAC.................................................................................. ss. 3.01
GAAP........................................................................................... ss. 3.07(b)
Hazardous Substances........................................................................... ss. 3.16(a)
Hills Litigation............................................................................... ss. 9.03(h)

                                     v

HSR Act........................................................................................ ss. 3.05(b)
Indemnified Parties............................................................................ ss. 6.07(a)
Indenture...................................................................................... ss. 1.02(a)
Information Statement.......................................................................... ss. 3.12
Inventory...................................................................................... ss. 9.03(i)
IRS............................................................................................ ss. 3.10(a)
Litigation Cap................................................................................. ss. 2.11(d)
Litigation Committee........................................................................... ss. 9.03(j)
Lender......................................................................................... ss. 4.04
Loan Agreement................................................................................. ss. 9.03(k)
Material Adverse Effect........................................................................ ss. 3.01
Material Contracts............................................................................. ss. 3.17(a)
Merger......................................................................................... Recitals
Merger Consideration........................................................................... ss. 2.06(a)
Minimum Note Condition......................................................................... ss. 1.02(a)
Minimum Stock Condition........................................................................ ss. 1.01(a)
Multiemployer Plan............................................................................. ss. 3.10(a)
Net Recovery................................................................................... ss. 9.03(l)
Non-Recourse Financing......................................................................... ss. 2.11(i)
Note DCCR...................................................................................... Recitals
Note Deferred Contingent Cash Right Recitals................................................... ss. 9.03(m)
Note Offer to Purchase......................................................................... Recitals
Note Tender Offer.............................................................................. Recitals
Note Tender Offer Documents.................................................................... ss. 1.02(b)
Noteholders.................................................................................... ss. 1.02(b)
Notes.......................................................................................... Recitals
Offer.......................................................................................... Recitals
Offer Documents................................................................................ ss. 1.01(b)
Offer to Purchase.............................................................................. ss. 1.01(b)
Option......................................................................................... ss. 2.07(a)
Parent......................................................................................... Preamble
Paying Agent................................................................................... ss. 2.08(a)
Per Share Cash Amount.......................................................................... Recitals
person......................................................................................... ss. 9.03(n)
Plans.......................................................................................... ss. 3.10(a)
Preferred Shares............................................................................... Recitals
Proposed Amendments............................................................................ ss. 1.02(c)
Proxy Statement................................................................................ ss. 3.12
Purchaser...................................................................................... Preamble
Purchaser's Election Date...................................................................... ss. 5.01
Representative................................................................................. ss. 9.03(o)
Right; Rights.................................................................................. ss. 2.06(a)
Rights Agreement............................................................................... ss. 2.06(a)
Schedule 14D-1................................................................................. ss. 1.01(b)
Schedule 14D-9................................................................................. ss. 1.03(b)

SEC............................................................................................ ss. 1.01(a)
SEC Reports.................................................................................... ss. 3.07(a)
Section 203 Approval........................................................................... ss. 1.03(a)
Securities Act................................................................................. ss. 3.07(a)
Shares......................................................................................... Recitals
Special Stockholders' Meeting.................................................................. ss. 6.01
Stock Option Agreement......................................................................... Recitals
Stock Option Plans............................................................................. ss. 2.07(b)
Subsidiary..................................................................................... ss. 3.01
subsidiary; subsidiaries....................................................................... ss. 9.03(p)
Superior Proposal.............................................................................. ss. 9.03(q)
Supplemental Indenture......................................................................... ss. 1.02(c)
Surviving Corporation.......................................................................... ss. 2.01
Takeover Proposal.............................................................................. ss. 9.03(r)
Tax; Taxes..................................................................................... ss. 3.15(p)
Tax Return..................................................................................... ss. 3.15(p)
Termination Fee................................................................................ ss. 8.03(b)
Third Party.................................................................................... ss. 9.03(r)
Transactions................................................................................... ss. 3.04
under common control with...................................................................... ss. 9.03(f)
WARN........................................................................................... ss. 3.11
Warrants....................................................................................... ss. 3.03
Working Capital................................................................................ ss. 9.03(s)

                                      vii

         AGREEMENT AND PLAN OF MERGER, dated as of November 12, 1998 (this "Agreement"), by and among Ames Department Stores, Inc., a Delaware corporation ("Parent"), HSC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Purchaser"), and Hills Stores Company, a Delaware corporation the "Company").

                            W I T N E S S E T H:

         WHEREAS, the Boards of Directors of Parent, Purchaser and the Company have each determined that it is in the best interests of their respective stockholders for Parent and Purchaser to acquire the Company upon the terms and subject to the conditions set forth herein; and

         WHEREAS, in furtherance of such acquisition, it is proposed that Purchaser shall make a cash tender offer (the "Offer" or the "Tender Offer") to acquire (i) all the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the "Common Shares"), and (ii) all the issued and outstanding shares of Series A convertible preferred stock, par value $0.10 per share, of the Company (the "Preferred Shares" and, together with the Common Shares, the "Shares"), in each case together with the associated Rights (as hereinafter defined), for $1.50 per Share (such amount being hereinafter referred to as the "Per Share Cash Amount") net to the seller in cash, subject to withholding of taxes, if applicable, and an Equity Deferred Contingent Cash Right (as defined below) ("Equity DCCR"), upon the terms and subject to the conditions of this Agreement and the Offer; and

         WHEREAS, also in furtherance of such acquisition, it is proposed that, simultaneously with the Offer, Purchaser shall make an offer to purchase for cash (the "Note Offer to Purchase") all of the Company's 12 1/2% Senior Notes due 2003 (the "Notes") and solicit consents ("Consents") from the holders of the Notes to amend the Indenture (as defined herein) as herein provided (the "Consent Solicitation" and collectively with the Note Offer to Purchase, the "Note Tender Offer") at a price of 55% of the principal amount of the Notes and a Note Deferred Contingent Cash Right (as defined below) ("Note DCCR" and, together with the

Equity DCCR, the "DCCRs"), upon the terms and subject to the conditions of this Agreement and the Note Tender Offer; and

         WHEREAS, the Board of Directors of the Company (the "Board") has unanimously approved the making of the Offer and the Note Tender Offer and resolved and agreed to recommend that holders of Shares tender their Shares pursuant to the Offer; and

         WHEREAS, the Boards of Directors of Parent, Purchaser and the Company have each approved the merger (the "Merger") of Purchaser with and into the Company in accordance with the General Corporation Law of the State of Delaware ("Delaware Law") following the consummation of the Offer and the Note Tender Offer and upon the terms and subject to the conditions set forth herein; and

         WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to Parent's and Purchaser's willingness to enter into this Agreement, the Company, Parent and Purchaser have entered into a Stock Option Agreement (the "Stock Option Agreement") attached as Exhibit A;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:


                                  ARTICLE I

                                  THE OFFER

         SECTION 1.01 The Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.01 and none of the events or circumstances set forth in Annex A hereto shall have occurred or be existing, Purchaser agrees to, and Parent agrees to cause Purchaser to, commence the Offer as promptly as reasonably practicable after the date hereof, but in no event later than five business days after the first public announcement of the execution hereof. Parent and Purchaser agree that the obligation of Purchaser to accept for payment and pay for Shares tendered pursuant to the Offer shall be subject to the conditions that (i) the number of Shares validly tendered and not withdrawn prior to the expiration of the Offer, combined with the Shares already owned by Parent, Purchaser or any of their affiliates, constitute at least 60% of the then outstanding Shares at the expiration of the Offer (the "Minimum Stock Condition"), (ii) Purchaser has acquired or is simultaneously acquiring not less than 66 2/3% in the aggregate principal amount of the outstanding Notes (the "Note Purchase Condition"), and
(iii) also shall be subject to the satisfaction of the other conditions set forth in Annex A. Purchaser expressly reserves the right to waive any such condition, to increase the price per Share payable in the Offer, and to make any other changes in the terms and conditions of the Offer; provided, however, that Parent and Purchaser agree that no change may be made without the consent of the Company which decreases the price per Share payable in the Offer, which changes the form of consideration to be paid in the Offer, which reduces the maximum number of Shares to be purchased in the Offer, which eliminates the Note Purchase Condition, which reduces the Minimum Stock Condition to below 51% of the then outstanding Shares, which otherwise modifies or amends the conditions to the Offer or any other term of the Offer in a manner that is materially adverse to the holders of the Shares, which imposes conditions to the Offer in addition to those set forth in Annex A hereto or which extends the expiration date of the Offer beyond January 4, 1999 (except that the Purchaser may extend the expiration date of the Offer through January 9, 1999 as required to comply with any rule, regulation or interpretation of the Securities and Exchange Commission (the "SEC")). The Per Share Cash Amount shall, subject to applicable withholding of taxes, be net to the seller in cash, upon the terms and subject to the conditions of the Offer. Subject to the terms and conditions of the Offer (including, without limitation, the Minimum Stock Condition), Purchaser agrees to, and Parent agrees to cause Purchaser to, pay, as promptly as practicable after expiration of the Offer, for all Shares validly tendered and not withdrawn.

         (b) As soon as reasonably practicable on the date of commencement of the Offer, Parent and Purchaser agree that Parent and Purchaser will file with the SEC a Tender Offer Statement on Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1") with respect to the Offer and the other Transactions (as hereinafter defined). Parent and Purchaser agree that the Schedule 14D-1 will contain or will incorporate by reference an offer to purchase (the "Offer to Purchase") and forms of the related letter of transmittal and any related summary advertisement (the
Schedule 14D-1, the Offer to Purchase and such other documents, together with all supplements and amendments thereto, being referred to herein collectively as the "Offer

Documents"). Parent and Purchaser will take all steps necessary to ensure that the Offer Documents will comply in all material respects with the provisions of applicable federal and state securities laws. Parent and Purchaser and the Company agree to correct promptly any information provided by any of them for use in the Offer Documents which shall have become false or misleading, and Parent and Purchaser further agree to take all steps necessary to cause the
Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws.

         SECTION 1.02 Note Tender Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.01 and none of the events or circumstances set forth in Annex B hereto shall have occurred or be existing, Purchaser agrees that it or its designee will, and Parent agrees to cause Purchaser or its designee, as the case may be, to commence the Note Offer to Purchase as promptly as reasonably practicable after the date hereof, but in no event later than five business days after the first public announcement of the execution hereof. The aggregate consideration payable to each holder of Notes pursuant to the Note Offer to Purchase and related Consent Solicitation shall be an amount equal to 55% of the principal amount of the Notes held by such holder and a Note DCCR. In connection with the Note Offer to Purchase, Purchaser intends to solicit Consents in substance previously described to the Company to amend or eliminate certain sections of the Indenture, dated as of April 19, 1996 among the Company, the Guarantors party thereto and Fleet National Bank, as Trustee (the "Indenture") and any other sections thereof agreed to by the Company, so that such Sections are not applicable to or after the Merger or are amended following the consummation of the Note Tender Offer or the Merger. Purchaser agrees that its obligation to accept for payment and pay for the Notes and related Consents tendered pursuant to the Note Tender Offer shall be subject to the condition that (i) the aggregate principal amount of Notes validly tendered and not withdrawn prior to the expiration of the Note Tender Offer, combined with the Notes already owned by Parent, Purchaser or any of their affiliates, constitutes at least 66 2/3% in aggregate principal amount of the then outstanding Notes at the expiration of the Note Tender Offer (the "Minimum Note Condition"), (ii) Purchaser receive Consents from at least 66 2/3% of the outstanding principal amount of the Notes, (iii) Purchaser has acquired or is simultaneously acquiring not less than 51% of the then outstanding

Shares (the "Stock Purchase Condition"), and (iv) also shall be subject to the satisfaction of the other conditions set forth in Annex B hereto (including, without limitation, the Minimum Stock Condition). Purchaser expressly reserves the right to waive any such condition, to increase the price payable for each Note and related Consent tendered in the Note Tender Offer, and to make any other changes in the terms and conditions of the Note Tender Offer; provided, however, that Purchaser agrees that no change may be made without the consent of the Company which decreases the price payable for each Note and related Consent tendered in the Note Tender Offer, which reduces the Minimum Note Condition, which eliminates the Stock Purchase Condition which otherwise modifies or amends the conditions to the Note Tender Offer or any other term of the Note Tender Offer in a manner that is materially adverse to the holders of the Notes, which imposes conditions to the Note Tender Offer in addition to those set forth in Annex B hereto, or which extends the expiration date of the Note Tender Offer beyond January 4, 1999 (except that Purchaser may extend the expiration date of the Note Tender Offer through January 9, 1999 as required to comply with any rule, regulation or interpretation of the SEC). The Purchaser further agrees that unless otherwise agreed to by the Company, it will be obligated to extend the expiration of the Consent Solicitation until the earlier of (i) the receipt of Consents from at least 66-2/3 of the then outstanding principal amount of the Notes and tender to the Purchaser of not less than 66-2/3% in aggregate principal amount of the then outstanding Notes and (ii) 20 business days after the commencement of the Note Tender Offer. The Note Tender Offer shall provide that any tender of Notes under the Note Tender Offer shall also constitute a Consent. Subject to the terms and conditions of the Note Tender Offer (including, without limitation, the Minimum Note Condition), Purchaser agrees to pay, as promptly as practicable after expiration of the Note Tender Offer, for all Notes and related Consents validly tendered and not withdrawn.

         (b) Parent and Purchaser agree to disseminate to the record holders of the Notes, and to the extent disclosed to Parent or Purchaser by the Company, the beneficial owners of the Notes (collectively, the "Noteholders"), the Note Tender Offer pursuant to the terms of an offer to purchase and consent solicitation statement, together with related letters of transmittal and similar ancillary agreements (such documents, together with all supplements and amendments thereto, being referred to herein collectively as the "Note Tender Offer Documents"), which shall have been provided to the Company and its counsel a reasonable time prior to dissemination to holders of the Notes and to which the Company shall not have reasonably objected. Parent, Purchaser and the Company agree to correct promptly any information provided by any of them for use in the Note Tender Offer Documents which shall have become false or misleading, and Parent and Purchaser further agree to take all steps necessary to cause the Note Tender Offer Documents as so corrected to be disseminated to holders of Notes, in each case as and to the extent required by applicable federal securities laws.

         (c) At such time as Purchaser receives Consents from at least 66 2/3% of the outstanding principal amount of the Notes, the Company agrees to execute, and to cause the Guarantors party to the Indenture to execute, and will use all reasonable efforts to cause the trustee under the Indenture to execute, a supplemental indenture (the "Supplemental Indenture") in order to give effect to the amendments of the Indenture contemplated in the Note Tender Offer Documents; provided, however, that notwithstanding the fact that the Supplemental Indenture will become effective upon such execution, the proposed amendments set forth therein (the "Proposed Amendments") will not become operative unless and until the Minimum Note Condition is satisfied and all other conditions to the Note Tender Offer set forth on Annex B have been satisfied or waived by Parent and Purchaser and Purchaser accepts all Notes (and related Consents) validly tendered for purchase and payment pursuant to the Note Tender Offer. In such event, the parties hereto agree that the Proposed Amendments will be deemed operative as of immediately prior to such acceptance for payment, and Purchaser will thereafter be obligated to make all payments for the Notes (and related Consents) so tendered.

         (d) The Company agrees to promptly furnish Purchaser with mailing labels containing the names and addresses of all record holders of Notes and with security position listings of the Notes held in depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of Noteholders. The Company agrees to furnish Purchaser with such additional information, including, without limitation, updated listings and computer files of Noteholders, mailing labels and security position listings, and such other assistance as Purchaser or its agents may reasonably request. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Note Tender Offer Documents and any other documents necessary to consummate the transactions contemplated thereby, Purchaser shall hold in confidence the information contained in such labels, listings and files, shall use such information only in connection with the Note Tender Offer and, if this Agreement shall be terminated in accordance with
Section 8.01, shall deliver to the Company all copies of such information then in its possession.

         (e) Parent and Purchaser agree that they will not solicit Consents in the Consent Solicitation to amend or eliminate any section of the Indenture, that, by the terms thereof, requires the approval of the holders of 100% of the outstanding principal amount of the Notes.

         SECTION 1.03 Company Action. (a) The Company hereby approves of and consents to the Offer and the Note Tender Offer and represents that (i) the Board, at a meeting duly called and held on November 11, 1998, has unanimously (A) determined that this Agreement, the Stock Option Agreement and the transactions contemplated hereby, including each of the Offer and the Merger, are fair to and in the best interests of the stockholders of the Company and has declared this Agreement and the transactions contemplated hereby to be advisable, (B) approved and adopted this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby, including, without limitation, the Merger, and such approval (the "Section
203 Approval") constitutes approval of the foregoing for purposes of Section
203 of Delaware Law, (C) taken all necessary action to avoid the occurrence of a "Distribution Date" (as defined in the Rights Agreement referred to in Section 2.06) with respect to the Rights, (D) recommended that the stockholders of the Company accept the Offer and approve and adopt this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, (E) based on the alternatives considered by the Board at such meeting, expressed its belief, while offering no formal opinion, that acceptance of the Note Tender Offer is preferable to such alternatives, and
(F) approved the modifications to the Notes and the Indenture as provided for in the Consents, and (ii) Warburg Dillon Read LLC has delivered to the Board a written opinion to the effect that, as of the date of such opinion, the consideration to be received by the holders of Shares (other than Parent, Purchaser and their affiliates) pursuant to each of the Offer and the Merger is fair to such holders of Shares from a financial point of view. Subject only to the fiduciary duties of the Board under applicable law as determined by the Board in good faith following consultation with the Company's outside counsel, the Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Board described in the immediately preceding sentence. The Company represents to Parent and Purchaser that the Company has been advised by each of its directors and executive officers (which shall consist of the President, each Executive Vice President and any Senior Vice President that beneficially owns in excess of 5,000 Shares) that they intend (i) either to tender or cause to be tendered all Shares beneficially owned by them to Purchaser pursuant to the Offer or to vote such Shares in favor of the approval and adoption by the stockholders of the Company of this Agreement and the transactions contemplated hereby, and (ii) to tender or cause to be tendered all Notes beneficially owned by them to Purchaser pursuant to the Note Tender Offer, and, with respect to such Notes, to give the Consents solicited pursuant to the Consent Solicitation.

         (b) As soon as reasonably practicable on the date of commencement of the Offer, the Company agrees that it will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing, subject only to the fiduciary duties of the Board under applicable law as determined by the Board in good faith following consultation with the Company's outside counsel, the recommendation of the Board described in
Section 1.03(a) and shall disseminate the Schedule 14D-9 to the extent required by Rule 14d-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other applicable federal securities laws. The Company will take all steps necessary to ensure that the Schedule 14D-9 will comply in all material respects with the provisions of applicable federal and state securities laws. The Company, Parent and Purchaser agree to correct promptly any information provided by any of them for use in the Schedule 14D-9 which shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the
Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given a reasonable opportunity to review and comment upon the Schedule 14D-9 and all amendments and supplements thereto prior to their filing with the SEC or dissemination to stockholders of the Company. The Company and its counsel shall be given a reasonable opportunity to review and comment upon the Offer Documents prior to their filing with the SEC or dissemination to stockholders of the Company. The Company agrees to provide Parent and its counsel with copies of any written comments that the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments and each of Parent and Purchaser agrees to provide the Company and its counsel with copies of any written comments that Parent, Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

         (c) The Company agrees to promptly furnish Purchaser with mailing labels containing the names and addresses of all record holders of Shares and with security position listings of Shares held in stock depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of Shares. The Company agrees to furnish Purchaser with such additional information, including, without limitation, updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance as Parent, Purchaser or their agents may reasonably request. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Parent and Purchaser shall hold in confidence the information contained in such labels, listings and files, shall use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated in accordance with Section 8.01, shall deliver to the Company all copies of such information then in their possession.


                                 ARTICLE II

                                 THE MERGER

         SECTION 2.01 The Merger. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with Delaware Law, at the Effective Time (as hereinafter defined), Purchaser shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"), and shall continue to be governed by the laws of the State of Delaware.

         SECTION 2.02 Effective Time; Closing. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with the relevant provisions of, Delaware Law. The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger as the Company and Parent shall agree (the "Effective Time"). Prior to such filing, a closing shall be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VII.

         SECTION 2.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Purchaser shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

         SECTION 2.04 Certificate of Incorporation; Bylaws. (a) The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by applicable law and such Certificate of Incorporation.

         (b) The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

         SECTION 2.05 Directors and Officers. The directors of Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of Purchaser immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

         SECTION 2.06 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, the Company or the holders of any of the Shares:

         (a) Each Common Share and each Preferred Share, in each case together with the associated right to purchase shares of Series B Participating Cumulative Preferred Stock, par value $0.10 (individually, the "Right" and collectively, the "Rights"), issued pursuant to the Rights Agreement dated as of August 16, 1994, between the Company and Chemical Bank, as Rights Agent (the "Rights Agreement"), issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 2.06(b) and Dissenting Shares (as defined in Section 2.09)) shall be canceled and shall be converted automatically into the right to receive an amount equal to the Per Share Cash Amount in cash and an Equity DCCR (the "Merger Consideration"), payable, without interest, to the holder of such Share, upon surrender, in the manner provided in
Section 2.08, of the certificate that formerly evidenced such Share;

         (b) Each Share, together with the associated Right, owned by Parent, Purchaser, the Company or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto; and

         (c) Each share of common stock of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one fully-paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation.

         SECTION 2.07 Stock Options; Warrants. (a) After the Effective Time, to the extent provided for in the Stock Option Plans (as defined below), each holder of an outstanding option to purchase any shares of capital stock of the Company (in each case, an "Option") shall be entitled, upon exercise of such Option, to receive, in lieu of Common Shares, an amount of cash and Equity DCCRs equal to the amount thereof to which such holder would actually have been entitled if such holder had exercised such option immediately prior to the Effective Time.

         (b) The Company shall take all actions necessary and appropriate so that all stock option or other equity based plans maintained with respect to the Shares, including, without limitation, the plans listed in Section 3.03 of the Disclosure Schedule ("Stock Option Plans"), shall terminate as of the Effective Time and the provisions in any other Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall use its best efforts to ensure that following the Effective Time no holder of an Option or any participant in any Stock Option Plan shall have any right thereunder to acquire any capital stock of the Company, Parent, Purchaser or the Surviving Corporation.

         (c) After the Effective Time, to the extent provided for in the Warrants, each holder of Warrants shall be entitled, upon exercise of such Warrants, to receive, in lieu of Common Shares, an amount of cash and Equity DCCRs equal to the amount thereof to which such holder would actually have been entitled if such holder had exercised such Warrant immediately prior to the Effective Time.

         (d) Prior to the Effective Time, the Company shall (i) use all reasonable efforts (but not including any payment to holders of Options or Warrants) to obtain all necessary consents from, and provide (in a form acceptable to Parent) any required notices to, holders of Warrants and Options, and (ii) amend the terms of the applicable Stock Option Plan, in each case as is necessary to give effect to the provisions of paragraphs (a) and (b) of this Section 2.07.

         (e) Stock Purchase Plan. With respect to the options pursuant to the Hills Associate Stock Purchase Plan:

                  (i) the holder of each option outstanding as of the Effective Time will be entitled to receive as of the Effective Time upon exercise, in lieu of the number of Common Shares as to which such option was exercisable, the Merger Consideration to which such holder would have been entitled pursuant to the terms of this Agreement, as if such holder had been the holder of record (as of the last business day prior to the Effective Time) of a number of shares of Common Shares equal to the number of shares for which such option was exercisable; provided, however, that if the Effective Time is on or before December 31, 1998, such holder shall be entitled to receive his contributions to such Plan to the extent provided for in such Plan; and

                  (ii) the Company shall amend the Hills Associate Stock Purchase Plan to provide for (A) the suspension of participation during any offering periods commencing subsequent to the date of this Agreement for the pendency of the Merger and subject to the successful consummation of the Merger and (B) the termination of the Plan as of the Effective Time.

         SECTION 2.08 Surrender of Shares; Stock Transfer Books. (a) Prior to the Effective Time, Parent shall designate Chase Mellon Shareholder Services or such other bank or trust company as shall be reasonably acceptable to the Company to act as agent (the "Paying Agent") for the holders of Shares in connection with the Merger to receive the funds to which holders of Shares shall become entitled pursuant to Section 2.06(a), and Parent shall deposit with such Paying Agent an amount sufficient to pay the aggregate Per Share Cash Amount. Such funds shall be invested by the Paying Agent as directed by the Surviving Corporation, provided that such investments shall be in obligations of or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, respectively.

         (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 2.06(a) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the "Certificates") shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal (or, if such Shares are uncertificated, such other form of evidence of record ownership as is required by the Paying
Agent). Upon surrender to
the Paying Agent of a Certificate (or, with respect to uncertificated Shares, such other evidence of record ownership as is required by the Paying Agent), together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate (or uncertificated Share, as the case may be) shall be entitled to receive in exchange therefor the Per Share Cash Amount for each Share formerly evidenced by such Certificate (or uncertificated Share, as the case may be), and such Certificate (or uncertificated Share, as the case may be) shall then be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate (or uncertificated Share, as the case may be) for the benefit of the holder of such Certificate (or uncertificated Share, as the case may be). If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate (or uncertificated Share, as the case may be) is registered on the stock transfer books of the Company, it shall be a condition of payment to the holder of a Certificate that it be endorsed properly or, with respect to Certificates and uncertificated Shares, otherwise be in proper form for transfer and that, with respect to Certificates and uncertificated Shares, the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder thereof or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable.

         (c) At any time following 90 days after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it) and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them (or, if such Shares are uncertificated, such other form of evidence of record ownership as is required by the Paying Agent), without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Share for any Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar law.

         (d) At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and, thereafter, there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable law.

         (e) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to this Agreement.

         SECTION 2.09 Dissenting Shares. Notwithstanding any other provision of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who properly shall have demanded appraisal for such shares in accordance with Delaware Law (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the appraised value of such Shares held by them in accordance with the provisions of Delaware Law, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights to appraisal of such Shares under Delaware Law shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 2.08, of the Certificate or Certificates (or, if such Shares are uncertificated, such other form of evidence of record ownership as is required by the Paying Agent) that, immediately prior to the Effective Time, evidenced such Shares. The Company shall give

Parent (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to Delaware Law and received by the Company relating to stockholders' rights of appraisal, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment.

         SECTION 2.10 Withholding Taxes. Parent and Purchaser shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from the Per Share Cash Amount or the Merger Consideration payable to a holder of Shares pursuant to the Offer or the Merger any withholding and stock transfer Taxes and such amounts as are required under the Code, or any applicable provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Parent or Purchaser, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or Purchaser.

         SECTION 2.11 Certain Matters Relating to Deferred Contingent Cash Rights. (a) No DCCR shall (i) be transferable by any recipient thereof in connection with the Offer, the Merger or the Note Tender Offer, except by will or pursuant to the laws of descent and distribution or by operation of law, (ii) be evidenced by a certificate or other instrument, (iii) possess any voting rights, (iv) receive or be entitled to receive any dividends or interest, or (v) represent any equity interest in the Surviving Corporation.

         (b) The Surviving Corporation will maintain books of record of the recipients of DCCRs in the Offer, the Merger and the Note Tender Offer as provided by this Agreement. Such books of record shall show the names and addresses of the respective recipients of DCCRs.

         (c) Payment, if any, on the DCCRs shall be made to the registered recipients thereof from time to time following the date on which the Surviving Corporation receives and accumulates $1,000,000 of previously undistributed Net Recovery after the establishment of a reasonable reserve. Any such payments on the DCCRs shall be made to the registered recipients of DCCRs at their respective addresses in the books of record of the Surviving

Corporation. All Cash Payments shall be maintained in a segregated account until distributed and shall be invested in U.S. government obligations to the extent practicable, and any interest thereon shall be added to the Net Recovery.

         (d) Unless otherwise agreed to by the Litigation Committee, the Surviving Corporation shall continue to prosecute and defend the Hills Litigation; provided, however, that in no event shall the Surviving Corporation be obligated to expend after consummation of the Offer an amount in excess of $1,000,000 (the "Litigation Cap") in connection with such prosecution and defense, exclusive of payments or advances to or on behalf of other parties to the Hills Litigation relating to claims of indemnification. The Hills Litigation shall continue to be prosecuted and defended by the law firm of Kramer Levin Naftalis & Frankel LLP, unless otherwise agreed to by the Surviving Corporation and the Litigation Committee; provided, however, the Surviving Corporation may engage other counsel to defend the Hills Litigation, in which case the costs of such defense shall not be included in the Litigation Cap; and provided further that, at such time as the Litigation Cap and any Non-Recourse Financing shall have been expended, the Surviving Corporation shall have sole discretion in choosing a law firm to continue to prosecute the Hills Litigation. Subject only to the two foregoing sentences, and notwithstanding anything to the contrary in this Agreement or otherwise, the Surviving Corporation shall retain sole and exclusive control of the Hills Litigation, provided, however, that, unless the amount of the Litigation Cap and any Non-Recourse Financing have been expended, the Surviving Corporation shall not settle or dismiss the Hills Litigation without the consent of a majority of the Litigation Committee, which consent shall not unreasonably be withheld.

         (e) Notwithstanding anything to the contrary in this Agreement or otherwise, (i) no recipient of DCCRs shall have any rights against the Surviving Corporation or its directors, officers, stockholders or affiliates or the Litigation Committee for any decision regarding the conduct or disposition of the Hills Litigation, and
(ii) the Surviving Corporation's determination of the amounts of the Net Recovery will be final, conclusive and binding on the recipients of DCCRs, subject to review by the Litigation Committee of such computation. Notwithstanding anything to the contrary in this Agreement or otherwise, any and all distributions of Net Recovery, if any, shall be in compliance with applicable laws, including, but not limited to, applicable federal and state securities laws.

         (f) The members of the Litigation Committee shall have no other duties, rights or obligations except as specifically set forth herein and no implied covenants or obligations shall be read in to this Agreement against such members. The Litigation Committee shall be entitled to an aggregate fee of 2% of the Net Recovery, if any, (the "Committee Fee"), less any Advances (as defined below) from the Surviving Corporation as full compensation for performance of their services hereunder. The Surviving Corporation shall make an advance at the rate of $10,000 per annum to each member of the Litigation Committee (the "Advances") for a period equal to the earlier of three years from the Effective Time or the final distribution of all Net Recovery. Such Advances shall be considered an expenditure by the Surviving Corporation in prosecution of the Hills Litigation.

         (g) Subject to the next sentence, the Surviving Corporation shall indemnify and hold harmless each member of the Litigation Committee from any third party judgments, losses, claims, damages and liabilities with respect to the performance of his responsibilities hereunder (including reasonable attorneys fees, costs of investigation and other expenses reasonably incurred by the Litigation Committee in performing its responsibilities hereunder), except to the extent that a court of competent jurisdiction issues a final decision that such member acted in bad faith or with gross negligence or willful misconduct. The foregoing obligation of indemnification shall be limited to unexpended funds under the Litigation Cap and the amount of any Net Recovery.

         (h) Notwithstanding anything to the contrary contained in this Agreement or otherwise, if no payments of the DCCRs have been made by the fifth anniversary of the Effective Time, the DCCRs shall expire and the Surviving Corporation shall have no further obligations with respect thereto; provided however, that the Surviving Corporation and the Litigation Committee will use commercially reasonable efforts to extend the term hereof if the Hills Litigation is not resolved within such five year period or if any settlement entered into has not been fully performed.

         (i) The Litigation Committee, to the extent required, is authorized to obtain financing ("Non-Recourse Financing") to prosecute and defend the Hills Litigation in the event the

Litigation Cap is fully expended; provided that such financing is recourse only to the Net Recovery, on terms otherwise reasonably satisfactory to Parent and the Surviving Corporation, and without cost (other than its proportionate share of the Net Recovery) or contractual liability to Parent or the Surviving Corporation.

         (j) The Litigation Committee may enforce the provisions of the Merger Agreement relating to the DCCRs on behalf of the recipients, and shall be entitled to reimbursement of their expenses (including costs of investigation and reasonable attorneys fees) in connection therewith irrespective of whether the Litigation Committee prevails in such enforcement action, unless such enforcement action is not in good faith or without basis in law or fact. The foregoing reimbursement shall be limited to unexpended funds under the Litigation Cap and the amount of any Net Recovery. The Litigation Committee shall have the authority to act on behalf of the recipients in resolving with the Surviving Corporation any ambiguities in this Agreement pertaining to the DCCRs, and to compromise or settle with the Surviving Corporation on behalf of the recipients any conflicts or disputes relating to the DCCRs.

         (k) For the purposes of this Section 2.11 and the definitions of "Hills Litigation" and "Net Recovery" in Section 9.03, the term "Surviving Corporation" shall refer to either the Surviving Corporation or the Company after the consummation of the Offer and the terms "Company" and "Surviving Corporation" shall include in each case any of their respective Subsidiaries.

                                 ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Purchaser that:

         SECTION 3.01 Organization and Qualification; Subsidiaries. Each of the Company and each subsidiary of the Company (a "Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). When used in connection with the Company or any Subsidiary, the term "Material Adverse Effect" means any effect that is or is reasonably likely to be materially adverse to the business, results of operation, financial condition, assets or liabilities (including, without limitation, contingent liabilities) of the Company and the Subsidiaries taken as a whole, except that, with regard to the financial condition or results of operation of the Company, it shall constitute a Material Adverse Effect only if, at December 26, 1998, (i) Working Capital is less than $197,000,000, or (ii) the sum of the outstanding balance under the Loan Agreement and book merchandise/trade accounts payable owed by the Company and its Subsidiaries exceeds $230,000,000 (the "Financial MAC"). A true and complete list of all the Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary and the percentage of the outstanding capital stock of each Subsidiary owned by the Company and each other Subsidiary, is set forth in Section 3.01 of the Disclosure Schedule, which has been delivered prior to the date of this Agreement by the Company to Parent (the "Disclosure Schedule"). Except as disclosed in such Section 3.01, the Company does not directly or indirectly beneficially own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity.

         SECTION 3.02 Certificate of Incorporation and Bylaws. The Company has heretofore furnished or made available to Parent a complete and correct copy of the Certificate of Incorporation and the Bylaws or equivalent organizational documents, each as amended to date (the "Constituent Documents"), of the Company and each Subsidiary, in each case as amended as of the date of this Agreement. The Constituent Documents of the Company and its Subsidiaries are in full force and effect. Neither the Company nor any Subsidiary is in violation of any provision of its Constituent Documents. The Constituent Documents of the Subsidiaries of the Company do not contain any provision limiting or otherwise restricting the ability of the Company to control such Subsidiaries.

         SECTION 3.03 Capitalization. The authorized capital stock of the Company consists of 15,000,000 Preferred Shares and

50,000,000 Common Shares. As of the date hereof, (i) 10,420,870 Common Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 5,407 Common Shares and 4,685 Preferred Shares are held in the Company's treasury, (iii) no Shares are held by the Subsidiaries, (iv) 1,382,211 Common Shares are reserved for issuance pursuant to grants or awards under the Stock Option Plans, (v) 432,903 Common Shares are reserved for issuance upon exercise of warrants (the"Warrants") expiring on October 4, 2000, with an exercise price of $30.00 per share, (vi) 848,931 Preferred Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and (vii) $195,000,000 in principal amount of the Notes are outstanding. Except as set forth above or on Section 3.03 of the Disclosure Schedule, as of the date of this Agreement: (i) no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding; (ii) there are no stock appreciation rights, phantom stock units, restricted stock grants, contingent stock grants or Plans which grant awards of any of the foregoing, and there are no other outstanding contractual rights to which the Company is a party the value of which is based on the value of Shares;
(iii) all outstanding shares of capital stock of the Company are, and all Shares which may be issued will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights; and (iv) there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth in this Section 3.03 or Section 3.03 of the Disclosure Schedule, and except for the Stock Option Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary. Section 3.03 of the Disclosure Schedule sets forth a list, as of the date hereof, of the names of each person holding options under the Stock Option Plans, and the number of shares purchasable under, the exercise price of such options, date such options were granted and the date on which such options expire. There are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Shares or any capital stock of any Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or any other person. Each outstanding share of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and, except as set forth in Section 3.03 of the Disclosure Schedule, each such share owned by the Company or another Subsidiary is owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. Following the Effective Time, no holder of Options will have any right to receive shares of common stock of the Surviving Corporation upon exercise of Options.

         SECTION 3.04 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including, without limitation, all actions required to be taken by the Company hereunder in connection with the Merger, the Offer and the Note Tender Offer (the "Transactions"). The execution and delivery of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Stock Option Agreement or to consummate the Transactions
(other than, with respect to the Merger, the approval and adoption of this Agreement by the affirmative vote of the stockholders of the Company to the extent required by Delaware Law, the filing of the Certificate of Merger and, with respect to the execution of the Supplemental Indenture, the satisfaction of the Minimum Note Condition). Each of this Agreement and the Stock Option Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         SECTION 3.05 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement and the Stock Option Agreement by the Company do not, and the consummation of the Transactions and compliance with the provisions of this Agreement and the Stock Option Agreement by the Company will not, (i) conflict with or violate the Constituent Documents of the Company or any Subsidiary, (ii) assuming that required filings under the HSR Act (as hereinafter defined) are made by the appropriate parties, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or
(iii) conflict with, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the loss of a material benefit under, or result in the creation of a lien or other encumbrance of any nature on any property or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound or affected, except, in cases of (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) The execution and delivery of each of this Agreement and the Stock Option Agreement by the Company do not, and the performance of this Agreement and the Stock Option Agreement by the Company will not, require any consent, approval, authorization or permit of, or registration, declaration or filing with, or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act, state securities or "blue sky" laws ("Blue Sky Laws") and state takeover laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and filing of the Certificate of Merger pursuant to Delaware Law, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Offer, the Note Tender Offer or the Merger, or otherwise prevent the Company from performing its obligations under this Agreement or the Stock Option Agreement, and would not, individually or in the aggregate, have a

Material Adverse Effect. The Board has taken all appropriate action so that neither Parent nor Purchaser will be an "interested stockholder" within the meaning of Section 203 of Delaware Law by virtue of Parent, Purchaser and the Company entering into this Agreement or the Stock Option Agreement or any other agreement contemplated hereby or thereby and consummating the Transactions.

         SECTION 3.06 Compliance. Except as set forth in Section 3.06 of the Disclosure Schedule, neither the Company nor any Subsidiary is in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or subject, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound or affected, except for any such defaults or violations that would not, individually or in the aggregate, (x) have a Material Adverse Effect, or (y) prevent or delay consummation of the Offer, the Note Tender Offer or the Merger, or otherwise prevent the Company from performing its obligations under this Agreement.

         SECTION 3.07 SEC Filings; Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since February 3, 1996, and has heretofore delivered or made available to Parent, in the form filed with the SEC, (i) its Annual Reports on Form
10-K for the fiscal years ended February 3, 1996, February 1, 1997, and
January 31, 1998, respectively, (ii) its Quarterly Report on Form 10-Q for the period ended August 1, 1998, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since February 3, 1996, and (iv) all other forms, reports and other registration statements (other than Quarterly Reports on Form 10-Q not referred to in clause (ii) above) filed by the Company with the SEC since February 3, 1996 (the forms, reports and other documents referred to in clauses (i), (ii), (iii) and (iv) above being referred to herein, collectively, as the "SEC Reports"). The SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities
Act"), and the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder and, at the time they were filed (or at the effective date thereof with respect to registration statements under the Securities Act) complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder applicable to such SEC Reports, and (ii) did not, at the time they were filed (or at the effective date thereof with respect to registration statements under the Securities Act), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is required to file any form, report or other document with the SEC.

         (b) The financial statements of the Company included in the SEC Reports as of the dates of such SEC Reports, are true and complete and complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") in the United States applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Subsidiaries as at January 31, 1998 including the notes thereto, in Section 3.07 of the Disclosure Schedule or in any SEC Report filed by the Company after January 31, 1998, neither the Company nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since January 31, 1998.

         (d) The Company has heretofore furnished or made available to Parent complete and correct copies of all amendments and modifications (if any) that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

         SECTION 3.08 Absence of Certain Changes or Events. Since January
31, 1998 except as set forth in Section 3.08 of the Disclosure Schedule or as contemplated by this Agreement or disclosed in any SEC Report filed since January 31, 1998 and prior to the date of this Agreement, the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice, there has not been (i) any change in the business, operations, properties, financial condition, assets or liabilities (including, without limitation, contingent liabilities) of the Company or any Subsidiary having, individually or in the aggregate, a Material Adverse Effect, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of the Company or any Subsidiary having, individually or in the aggregate, a Material Adverse Effect, (iii) any material change by the Company in its accounting methods, principles or practices, (iv) except for merchandise markdowns made in the ordinary course of business, any material revaluation by the Company of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), (v) any failure by the Company to revalue any asset in accordance with GAAP, (vi) any entry by the Company or any Subsidiary into any commitment or transaction material to the Company and the Subsidiaries taken as a whole, (vii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of its securities, (viii) any material increase in or establishment of any material bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other material increase in the compensation payable or to become payable to any officers or key employees of the Company or any Subsidiary, except in the ordinary course of business consistent with past practice, or (ix) any entering into, renewal, modification or extension of, any contract, arrangement or agreement with any other party having, individually or in the aggregate, a Material Adverse Effect.

         SECTION 3.09 Absence of Litigation. Except as set forth in Section
3.09 of the Disclosure Schedule or as disclosed in the SEC Reports filed prior to the date of this Agreement, (a) there is no claim, suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, or any property or asset of the Company or any Subsidiary, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which (i) individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, or (ii) seeks to, or is reasonably likely to, prevent or delay the consummation of the Offer, the Note Tender Offer or the Merger, or otherwise prevent the Company from Performing its obligations under this Agreement, and (b) as of the date hereof, neither the Company nor any Subsidiary nor any property or asset of the Company or any Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award having, individually or in the aggregate, a Material Adverse Effect.

         SECTION 3.10 Employee Benefit Plans. (a) Section 3.10(a) of the Disclosure Schedule contains a true and complete list of all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all other material employee benefit arrangements or payroll practices, including, without limitation, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement or severance plans, programs or policies, and all employment, termination or severance contracts to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any material obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary (collectively, the "Plans"). Except as set forth in Section 3.10(a) of the Disclosure Schedule, neither the Company, any Subsidiary or any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer, with the Company or any Subsidiary under Section 414(b), (c),
(m) or (o) of the Code ("ERISA Affiliate") has within the last six years contributed or been obligated to contribute to an "employee pension plan", as defined in Section 3(2) of ERISA, subject to Title IV of ERISA or Section 412 of the Code, or a multiemployer plan, as defined in Section 3(37) of ERISA ("Multiemployer Plan"). The Company has previously furnished or made available to Parent a true and complete copy of each Plan (and all amendments thereto) and a true and complete copy of each material document prepared in connection with each Plan, including, without limitation, to the extent applicable (i) a copy of each trust or other funding arrangement

(and all amendments thereto), (ii) each summary plan description and summary of material modifications, (iii) the three most recently filed Internal Revenue Service ("IRS") Forms 5500 and all schedules and attachments thereto, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial valuation report and financial statement in connection with each such Plan. Except as set forth in Section 3.10(a) of the Disclosure Schedule, neither the Company nor any Subsidiary has within the last six months made a general written announcement or entered into an agreement (i) to create or adopt a new benefit plan or (ii) except in the ordinary course of business consistent with past practice or as required by applicable law, to amend any Plan.

         (b) Except as set forth on Section 3.10(b) of the Disclosure Schedule, any Plan intended to qualify under Section 401 of the Code is the subject of a favorable IRS determination letter, and nothing has occurred with respect to the operation of any such Plan which is reasonably likely to cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

         (c) Except as set forth on Section 3.10(c) of the Disclosure
Schedule, (i) the Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations; (ii) neither the Company nor any Subsidiary nor, to the Company's knowledge, any "party in interest" or "disqualified person" with respect to the Plans has engaged in a non-exempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA; (iii) to the Company's knowledge, no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Plan; (iv) there are no pending actions, claims or lawsuits which have been asserted or instituted against the Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or, to the Company's knowledge, against any fiduciary of the Plans with respect to the operation of such plans (other than routine benefit claims), nor does the Company or any Subsidiary have knowledge of facts which could reasonably be expected to form the basis for any such claim or lawsuit; and (v) all amendments and actions required to bring the Plans into conformity in all material respects with all of the applicable provisions of the Code, ERISA and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Effective Time.

         (d) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Plans or by law (without regard to any waivers granted under Section 412 of the Code), to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Effective Time which are not yet due will have been paid or accrued on the Company's financial statements filed with the SEC Reports on or prior to the Effective Time.

         (e) Except as set forth on Section 3.10(e) of the Disclosure Schedule, none of the Plans provide for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidate Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and at the expense of the participant or the participant's beneficiary. Each of the Company, any Subsidiary and any ERISA Affiliate which maintains a "group health plan" within the meaning of Section 5000(b)(1) of the Code has complied with the notice and continuation requirements of Section 4980B of the Code, COBRA,
Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder.

         (f) Except as set forth on Section 3.10(f) of the Disclosure Schedule, no stock or other security issued by the Company or any Subsidiary forms or has formed a material part of the assets of any Plan.

         (g) Except as set forth in Section 3.10(g) of the Disclosure
Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, on account of any plan, agreement or arrangement in effect prior to the Effective Time (i) result in any payment of severance or unemployment compensation becoming due to any director or any employee of the Company or any of the Subsidiaries under any Plan or otherwise from the Company or any of the Subsidiaries, (ii) increase any benefits otherwise payable under any Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

         (h) Except as disclosed in Section 3.10(h) of the Disclosure Schedule, the Company and the Subsidiaries do not have any unfunded liabilities under pension, retirement or other employee benefit plans, programs or arrangements maintained outside the United States by the Company or any of the Subsidiaries for the employees thereof.

         SECTION 3.11 Labor Matters. None of the employees of the Company or any Subsidiary the ("Employees") is represented in his or her capacity as an employee of the Company or any Subsidiary by any labor organization, and neither the Company nor any Subsidiary has entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any Employees. To the knowledge of the Company, there is no union organization activity involving any of the Employees, pending or threatened. Since February 3, 1996, or except as set forth on
Section 3.11 of the Disclosure Schedule, there has never been union representation involving any of the Employees and there are no picketing, strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the Employees, pending or threatened. Except as disclosed on Section 3.11 of the Disclosure Schedule, there are no material complaints, charges or claims against the Company or any Subsidiary pending or, to any of their knowledge, threatened which could be brought or filed, with any public or governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by the Company or any Subsidiary, of any individual. Except as set forth on Section 3.11 of the Disclosure Schedule, the Company and the Subsidiaries are in material compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local "mass layoff" or "plant closing" law ("WARN"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes. There has been no "mass layoff" or "plant closing" as defined by WARN with respect to the Company and any Subsidiary within the six (6) months prior to the Effective Time.

         SECTION 3.12  Offer Documents; Schedule 14D-9; Proxy
Statement. None of the Schedule 14D-9, the information supplied by the Company for inclusion in the Offer Documents or the Note

Tender Offer Documents or the information to be filed by the Company in connection with the Offer pursuant to Rule 14f-1 promulgated under the Exchange Act (the "Information Statement") shall, at the respective times the Schedule 14D-9, the Offer Documents, the Note Tender Offer Documents, the Information Statement or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. The proxy statement to be sent to the stockholders of the Company in connection with the Special Stockholders' Meeting (as defined in Section 6.01 hereof) (such proxy statement, as amended or supplemented, being referred to herein as the "Proxy Statement") shall not, at the date the Proxy Statement is first mailed to stockholders of the Company or at the time of the Special Stockholders' Meeting and the Effective Time, and, with respect to the Information Statement at the time Shares are accepted for payment in the Offer and with respect to the Note Tender Offer at the time the Notes (and related Consents) are accepted for payment in the Note Tender Offer, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or, with respect to the Proxy Statement, necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Special Stockholders' Meeting which shall have become false or misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent, Purchaser or any of their representatives which is contained in any of the foregoing documents or the Offer Documents or the Note Tender Offer Documents. The Schedule 14D-9, the Information Statement and the Proxy Statement shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

         SECTION 3.13 Tangible Property; Real Property and Leases. (a) The Company and the Subsidiaries have good and marketable title to, or valid leasehold interests in, all their tangible properties and assets to conduct their respective businesses as currently conducted or as contemplated to be conducted, except as set forth on Section 3.13 of the Disclosure Schedule.

         (b) No parcel of real property owned or leased by the Company is subject in any material respect to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed.

         (c) Section 3.13 of the Disclosure Schedule lists (a) all real property owned by the Company and its Subsidiaries, and (b) all leases (including all amendments and modifications thereto) pursuant to which the Company or any of its Subsidiaries leases real or personal property, true, correct and complete copies of which have previously been delivered or made available to Parent. All leases of real property leased for the use or benefit of the Company or any Subsidiary to which the Company or any Subsidiary is a party and all amendments and modifications thereto are in full force and effect and have not been modified or amended, and there exists no default under any such lease by the Company or any Subsidiary, nor any event which with notice or lapse of time or both would constitute a default thereunder by the Company or any Subsidiary, except as would not materially and adversely affect the use of the property by the Company or the Subsidiary, as the case may be. Set forth on Section 3.13 of the Disclosure Schedule is a true and correct copy of the rent roll for the leases listed on Section 3.13 of the Disclosure Schedule, indicating for each lease the name of the tenant, the name of the landlord, the address of the property, the date of the lease and any amendments, the commencement and termination dates, and extension options, if any.

         SECTION 3.14 Trademarks, Patents and Copyrights. Except as set forth in Section 3.14(a) of the Disclosure Schedule, the Company and the Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, servicemarks, trade secrets, applications for trademarks and for servicemarks, maskworks, know-how and other proprietary rights and information used or held for use in connection with the business of the Company and the Subsidiaries as conducted since
January 31, 1998, as currently conducted or as contemplated to be conducted, and the Company is unaware of any assertion or claim challenging the validity of any of the foregoing which, individually or in the aggregate, would have a Material Adverse Effect. Section 3.14(b) of the Disclosure
Schedule lists each patent owned by the Company or any Subsidiary and specifies the number and date of each such patent. Section 3.14(c) of the Disclosure Schedule lists each agreement pursuant to which a patent is licensed to the Company or any Subsidiary as licensee for use in the business of the Company and the Subsidiaries as currently conducted. Section 3.14(d) of the Disclosure Schedule lists each trademark and servicemark owned by the Company, or for which registration is currently pending. The conduct of the business of the Company and the Subsidiaries as conducted since January 31, 1998, as currently conducted and as contemplated to be conducted did not, does not and will not conflict in any way with any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark, maskwork or copyright of any third party except for conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

         SECTION 3.15 Taxes. Except as set forth in Section 3.15 of the Disclosure Schedule or as otherwise previously disclosed to Parent:

         (a) The Company and the Subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) or combined or unitary group of which the Company or any Subsidiary is a member, has timely filed all federal income Tax Returns (as defined below), and all other Tax Returns required to be filed by them. All such Tax Returns are true and correct in all respects. The Company and the Subsidiaries have given or otherwise made available to the Purchaser or Parent all federal and state income tax returns for periods ending, or transactions consummated, on or after February 3, 1996, provided with respect to certain returns for the year ended January 31, 1998 the Company provided the most current drafts. Except to the extent adequately reserved for in accordance with GAAP, all Taxes (as defined below) due and payable by the Company and the Subsidiaries have been timely paid. The most recent consolidated financial statements contained in the SEC Reports reflect an adequate reserve in accordance with GAAP for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Since January 31, 1998, neither the Company nor the Subsidiaries have incurred any liability for Taxes other than in the ordinary course of business for which adequate reserves have been established on subsequent unaudited financial statements.

         (b) No deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of the Subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of the Company and its Subsidiaries, and no issue has been raised in any examination which, by application of similar principles, could be expected to result in the proposal or assertion of a Tax deficiency for any other year not so examined, except to the extent adequate reserves have been established therefor. No waivers or comparable consents of the time to assess any Taxes are outstanding, and no power of attorney granted by the Company or any Subsidiary with respect to any Taxes is currently in force. No issues relating to Taxes have been raised in writing (or, in the case of the presently pending federal income tax audit of the Company and the Subsidiaries, verbally to the knowledge of the Company's Executive Vice President, Chief Financial Officer and the Company's Director of Taxes) by any governmental authority during any presently pending audit or examination.

         (c) There are no liens or encumbrances for Taxes on any of the assets of the Company or the Subsidiaries (other than for current taxes not yet due and payable).

         (d) The Company and the Subsidiaries have complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

         (e) None of the Company or the Subsidiaries has filed a consent under Section 341(f) of the Code.

         (f) None of the Company or the Subsidiaries is a party to any agreement that could obligate it to make any payments that would not be deductible by reason of Section 280G or Section 162(m) of the Code.

         (g) Neither the Company nor, since the date of its acquisition by the Company, any Subsidiary is a party to any tax allocation, tax sharing agreement, any closing agreement or similar agreement relating to Taxes with any taxing authority of the Company.

         (h) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any federal, state, local or foreign Taxes or Tax Returns of the Company or any of the Subsidiaries and neither the Company nor any of the Subsidiaries has received a written notice of any pending or threatened audit or proceeding.

         (i) Neither the Company nor, since the date of its acquisition by the Company, any Subsidiary has agreed to or is required to make any adjustment under Section 481(a) of the Code.

         (j) To the knowledge of the Company, no property owned by the Company or any Subsidiary (i) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code; or
(iii) is tax-exempt bond financed property within the meaning of Section 168(g) of the Code.

         (k) The Company has not been (and will not be) a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the 5-year period ending on the consummation of the Offer.

         (l) To the knowledge of the Company, neither the Company nor any Subsidiary has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

         (m) Neither the Company nor the Subsidiaries have ever been a member of any affiliated group filing a consolidated federal income Tax
Return (other than a group the common parent of which was the Company or Hills Department Stores, Inc.) and the Company and the Subsidiaries have no liability for Taxes of any other person under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law) other than as a member of a group the common parent of which was the Company or Hills Department Stores, Inc. All the members of the group of corporations filing a consolidated federal income tax return of which the Company is the common parent are being acquired in the Transactions.

         (n) For purpose of this Agreement, (A) the terms "Tax" or "Taxes" shall mean all taxes, fees, duties, tariffs, levies, imposts, or other charges of any kind (together with any interest, penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto), including, without limitation, (i) taxes or other charges on or with respect to income, franchise, gross receipts, property, sales, use, profits, capital stock, payroll, employment, social security, workers compensation, unemployment compensation or net worth, taxes or charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license registration and documentation fees; and customs duties, tariffs and similar charges of any kind whatsoever, and (ii) any joint, consolidated, combined, unitary or transferee liability in respect of taxes or any liability for taxes imposed by tax sharing, tax indemnity or similar agreement, contract or arrangement; and (B) the term "Tax Return" shall mean any report, return, document, declaration or any other information or filing required to be supplied to any taxing authority with respect to Taxes.

         SECTION 3.16 Environmental Matters. (a) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Hazardous Substances" means any substance, material or waste which is regulated, classified or otherwise characterized as hazardous, toxic, a pollutant, contaminant or words of similar meaning or effect by any governmental authority of the United States, including, without limitation, petroleum or petroleum products, asbestos, urea formaldehyde and polychlorinated biphenyls; (ii) "Environmental Law" means any applicable federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the protection of the environment, natural resources, or public or employee health and safety and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., the Clean Water Act, 33 U.S.C. ss. 1251 et seq., the Clean Air Act, 33 U.S.C. ss. 2601 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss. 136 et seq., the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq., and the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes.

         (b) Except as described in Section 3.16 of the Disclosure Schedule or as, individually or in the aggregate, would not have a Material Adverse
Effect: (i) the Company and each Subsidiary is in material compliance with all applicable Environmental Laws; (ii) the Company and each Subsidiary have obtained and currently maintain all permits, licenses and other material governmental authorizations required under applicable Environmental Laws, and are in material compliance with the terms and conditions thereof; (iii) no judicial or administrative proceedings are pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary alleging the violation of or seeking to impose liability pursuant to any Environmental Law and, there are no investigations pending or, to the knowledge of Company, threatened against the Company or any Subsidiary or any real property owned, operated or leased by or for the Company or any Subsidiary, which in any case could reasonably be expected to give rise to liabilities under Environmental Laws; (iv) there are no facts, circumstances or conditions relating to, arising from or attributable to the Company or any Subsidiary or any real property currently or, to the knowledge of the Company, formerly owned, operated or leased by or for the Company or the Subsidiary that are reasonably likely to result in the Company or any Subsidiary incurring material liabilities under Environmental Laws; and (v) the Company has provided Purchaser with copies of all environmentally related audits, assessments, studies, reports, analyses, and results of investigations of the any real property currently or formerly owned, operated or leased by the Company or any of the Subsidiaries that are in the possession, custody or control of the Company. Except as described on Section 3.16 of the Disclosure Schedule, there are no underground storage tanks under the control of the Company or the Subsidiaries or any friable asbestos-containing materials at any real property owned, operated or leased by or for the Company or its Subsidiaries, the presence of which are reasonably likely to result in the Company or the Subsidiaries incurring material liabilities under Environmental Laws.

         SECTION 3.17 Contracts. (a) Except as set forth in the Company's
SEC Reports or Schedule 3.17 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any (i) "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) non-competition agreement or any other agreement or obligation which purports to limit in any respect the manner in which, or the localities in which, all or any material portion of the business of the Company and its Subsidiaries, taken as a whole, may be conducted, (iii) transaction, agreement, arrangement or understanding with any affiliate of the Company or such Subsidiary that would be required to be disclosed under
Item 404 of regulation S-K under the Securities Act, (iv) voting or other agreement governing how any Shares shall be voted, (v) material agreement with any stockholders of the Company, (vi) acquisition, merger, asset purchase or sale agreement, or (vii) contract or other agreement which would prohibit or materially delay the consummation of the Merger or any of the Transactions (all contracts of the type described in clauses (i) through (vii) being referred to herein as "Material Contracts"). Each Material
Contract is valid and binding on the Company (or, to the extent a Subsidiary of the Company is a party, such Subsidiary) and is in full force and effect and the Company and each Subsidiary have, in all material respects, performed all obligations required to be performed by them to date under each Material Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Neither the Company nor any Subsidiary of the Company is in default or knows of, or has received notice of, any violation or default under (nor, to the knowledge of the Company, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Material Contract.

         (b) Except as disclosed in the Company's SEC Documents or on
Schedule 3.17 of the Disclosure Schedule or as provided for in this Agreement, neither the Company nor any of its Subsidiaries is a party to any oral or written (i) employment, severance, retention or termination agreements or consulting agreements not terminable on thirty (30) days' or less notice, (ii) union or collective bargaining agreement, (iii) agreement with any executive officer or other key employee of the Company or any of its Subsidiaries the benefits of which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature contemplated by this Agreement, (iv) agreement with respect to any executive officer or other key employee of the Company or any of its Subsidiaries providing any term of employment or compensation guarantee or (v) agreement or plan, including any stock option, stock appreciation right, restricted stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the Transactions or the value of any of the benefits of which will be calculated on the basis of any of the Transactions.

         SECTION 3.18 Insurance; Workers' Compensation. (a) Section 3.18 of the Disclosure Schedule sets forth a true, complete and accurate list of each currently effective material insurance policy issued in favor of the Company and each Subsidiary, setting forth the identity of the respective insurance carriers and a description of the policy. All premiums due and payable in respect of such policies have been paid, such policies are in full force and effect and free from any right granted by Company of termination on the part of the insurance carriers, except as provided in the respective policies. Schedule 3.18 of the Disclosure Schedule sets forth a description, indicating dates and nature of claims, of the workers' compensation experience as of January 31, 1998 of the Company and each domestic Subsidiary since February 3, 1996, or since the dates of their respective acquisition if later than February 3, 1996 in the case of the Subsidiaries.

         (b) Neither the Company nor any Subsidiary has received any notice of cancellation with respect to any of its insurance policies, and, within the three years preceding the date hereof, neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for, in each case where such cancellation or refusal, individually or in the aggregate, would have a Material Adverse Effect.

         SECTION 3.19 Certain Payments; Absence of Certain Business Practices. No director, officer, employee or agent of the Company or any Subsidiary, nor any other person acting on behalf of Company or any Subsidiary, has made or caused to be made any payments to government officials in violation of the laws of the United States or any other jurisdiction and, as of the date hereof, neither the IRS nor any other federal, state, local or foreign government agency or entity has notified the Company or any Subsidiary of any pending or threatened investigation of any payment made by or on behalf of the Company or any Subsidiary of, or alleged to be of, the type described in the immediately preceding sentence.

         SECTION 3.20 Licenses and Permits. The Company and each Subsidiary have obtained all governmental licenses and permits necessary to conduct their respective businesses in accordance with past practice, except for failures that, individually or in the aggregate, would not have a Material Adverse Effect and there are no appeals nor any other actions pending to revoke any such licenses or permits. Such licenses and permits are valid and in full force and effect, and no such licenses or permits will be terminated or materially impaired or become terminable as a result of the Transactions, except for those that, individually or in the aggregate, would not have a Material Adverse Effect.

         SECTION 3.21 Letters of Credit, Surety Bonds, Guarantees. Section
3.21 of the Disclosure Schedule lists, as of the date hereof, all letters of credit, performance or payment bonds, guaranty arrangements and surety bonds of any nature involving amounts in excess of $25,000 relating to the Company or any Subsidiary.

         SECTION 3.22 Brokers. No broker, finder or investment banker (other than Warburg Dillon Read LLC) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Warburg Dillon Read LLC pursuant to which such firm would be entitled to any payment relating to the Transactions.

         SECTION 3.23 Year 2000. The Company has made and will continue to make reasonable efforts to enable the Company's computer systems and software to accurately process date data, including but not limited to, calculating, comparing and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations.

         SECTION 3.24 Applicability of State Takeover Statutes. The Section 203 Approval is valid and in full force and effect. Section 203 of Delaware Law will not apply to the Stock Option Agreement, the Offer, the acquisition of Shares pursuant to the Offer or the Merger. No other state takeover statute or similar statute or regulation applies or purports to apply to the Offer, the Merger or the other Transactions.

         SECTION 3.25 Amendment to Rights Agreement. The Company's Board of Directors has taken all necessary action (including any amendment thereof) under the Rights Agreement so that (x) none of the execution or delivery of this Agreement or the Stock Option Agreement, consummation of the Offer, or any other transaction contemplated hereby or thereby will cause (i) the Rights to become exercisable under the Rights Agreement, (ii) Parent or Purchaser to be deemed an "Acquiring Person" (as defined in the Rights Agreement), or (iii) the "Distribution Date" (as defined in the Rights Agreement) to occur upon any such event and (y) the

"Expiration Date" (as defined in the Rights Agreement) of the Rights shall occur immediately prior to the Effective Time.

         SECTION 3.26 Opinion of Financial Advisor. The Company has received the opinion of Warburg Dillon Reed LLC to the effect that, as of the date of this Agreement, the consideration to be received in the Offer and the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, and a complete and correct signed copy of such opinion has been, or promptly upon receipt thereof will be, delivered to Parent. The Company has been authorized by Warburg Dillon Reed LLC to permit the inclusion of such opinion in its entirety in the Offer Documents and the
Schedule 14D-9 and the Proxy Statement, so long as such inclusion is in form and substance reasonably satisfactory to Warburg Dillon Reed LLC and its counsel.

         SECTION 3.27 Full Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in any document (including, without limitation, the Disclosure Schedule), certificate, or other writing specifically identified in this Agreement to be furnished by the Company to Parent or Purchaser or any of its Representatives pursuant to the provisions hereof or in connection with the Transactions, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                 ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

         Parent and Purchaser hereby represent and warrant to the Company that:

         SECTION 4.01 Corporate Organization. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a material adverse effect on the business, operations, financial condition, assets or liabilities (including, without limitation, contingent liabilities) of Purchaser and their respective subsidiaries, taken as a whole.

         SECTION 4.02 Authority Relative to This Agreement. Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement and the Stock Option Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement or the Stock Option Agreement or to consummate the Transactions (other than with respect to the Merger, the filing of the Certificate of Merger). Each of this Agreement and the Stock Option Agreement has been duly and validly executed and delivered by Parent and Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Purchaser enforceable against each of Parent and Purchaser in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         SECTION 4.03 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement and the Stock Option Agreement by Parent and Purchaser do not, and the consummation of the Transactions and compliance with the provisions of this Agreement by Parent and Purchaser will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of either Parent or Purchaser, (ii) assuming that required filings under the HSR Act are made by the appropriate parties, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Purchaser or by which any property or asset of either of them is bound or affected, or (iii) conflict with, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any property or asset of either of them is bound or affected, except, in cases of (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a material adverse effect on the business, operations, financial condition, assets or liabilities (including, without limitation, contingent liabilities) of Parent or Purchaser and their respective subsidiaries, taken as a whole.

         (b) The execution and delivery of each of this Agreement and the Stock Option Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws, the HSR Act, and the filing of the Certificate of Merger as required by Delaware Law, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Offer or the Merger, or otherwise prevent Purchaser from performing its obligations under this Agreement.

         SECTION 4.04 Financing. Parent has commitments from BankAmerica Business Credit, Inc. (the "Lender") to obtain sufficient funds to permit Purchaser (i) to acquire all the outstanding Shares in the Offer and the Merger, (ii) to acquire all of the Notes (and obtain all of the related Consents) in the Note Tender Offer, written evidence of which has been provided to the Company (the "Commitment Letter"), and (iii) to satisfy the ongoing working capital needs of the Surviving Corporation. Except as set forth in the Commitment Letter, other than as may be required by law, to Parent's knowledge, there are no conditions or other limitations on the obligations of the lender to make available the funds as aforesaid.

         SECTION 4.05 Offer Documents; Proxy Statement. Neither the Offer Documents nor the Note Tender Offer Documents will, at the time such documents are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. The information supplied by Parent for inclusion in the Schedule 14D- 9, the Information Statement or the Proxy Statement will not, on the date such document (or any amendment or supplement thereto) is first mailed to stockholders of the Company, with respect to the Information Statement, at the time Shares are accepted for payment in the Offer and with respect to the Note Tender Offer Documents, at the time the Notes (and related Consents) are accepted for payment in the Note Tender Offer, and with respect to the Proxy Statement at the time of the Special Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Special Stockholders' Meeting which shall have become false or misleading. Notwithstanding the foregoing, Parent and Purchaser make no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in any of the foregoing documents or the Offer Documents or the Note Tender Offer Documents. The Offer Documents and the Note Tender Offer Documents shall comply in all material respects as to form with the requirements of the Exchange Act, the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

         SECTION 4.06 Brokers. No broker, finder or investment banker (other than Bear, Stearns & Co. Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Purchaser.


                                  ARTICLE V

                   CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 5.01 Conduct of Business by the Company Pending the Merger.
The Company covenants and agrees that, between the date of this Agreement and the election or appointment of Purchaser's designees to the Board pursuant to Section 6.03 upon the purchase by Purchaser of any Shares pursuant to the Offer (the "Purchaser's Election Date"), unless Parent shall otherwise agree in writing, the businesses of the Company and the Subsidiaries shall be conducted only in, and the Company and the Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and the Company shall use all reasonable best efforts consistent with good business judgment under the current circumstances to preserve intact the business organization of the Company and the Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and the Subsidiaries and to preserve the current relationships of the Company and the Subsidiaries with customers, suppliers, vendors, distributors and other persons with which the Company or any Subsidiary has business relations to the end that their goodwill and ongoing businesses shall be unimpaired in all material respects at the Effective Time. By way of amplification and not limitation, except as contemplated by this Agreement or by
Section 5.01 of the Disclosure Schedule, the Company agrees that neither the Company nor any Subsidiary shall, between the date of this Agreement and the Purchaser's Election Date, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

         (a) amend or otherwise change, directly or indirectly, its Constituent Documents;

         (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of capital stock of any class of the Company or any Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Subsidiary, and except pursuant to the Stock Option Agreement and outstanding Options and Warrants and the Company's Associate Stock Purchase Plan, or (ii) any assets of the Company or any Subsidiary, except for sales in the ordinary course of business and in a manner consistent with past practice;

         (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for such declarations, set asides, dividends and other distributions made by any Subsidiary to the Company;

         (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

         (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any material amount of assets other than in the ordinary course of business consistent with past practice; (ii) incur or modify any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, pledge in respect of or otherwise as an accommodation become responsible for the obligations of any person, or make any loans, advances or capital contributions, except in the ordinary course of business consistent with past practice; (iii) enter into any contract or agreement, other than any contract or agreement entered into in the ordinary course of business consistent with past practice and which requires payments by the Company or the Subsidiaries in an aggregate amount of less than $5,000,000 with respect to all such agreements taken together; (iv) terminate, cancel or request any material change in, or agree to any material change in, any Material Contract, except in the ordinary course of business consistent with past practice, or waive, release or assign any material rights or claims; or (v) authorize capital commitments, in an aggregate amount in excess of $2,500,000 for the Company and the Subsidiaries taken as a whole;

         (f) increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices in salaries or wages of employees of the Company or any Subsidiary who are not officers of the Company, or grant or modify any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Subsidiary (other than in connection with hiring and terminating employees in the ordinary course of the Company's business), or establish, adopt, enter into or amend any collective bargaining agreement, any material bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, retention, termination or severance plan, benefit, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee or circulate to any employee any details of any proposal to adopt or amend any such plan or make, authorize or approve the payment of any extraordinary amount to any outside advisor, attorney or consultant in all cases, except as required by law;

         (g) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

         (h) make any Tax election or settle or compromise any federal, state, local or foreign income Tax liability;

         (i) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its consolidated Subsidiaries, or subsequently incurred in the ordinary course of business consistent with past practice;

         (j) waive the benefits of, or agree to modify in any manner any confidentiality, standstill or similar agreement to which the Company or any Subsidiary is a party, other than in the ordinary course of business consistent with past practice;

         (k) settle or comprise any pending or threatened suit, action or claim that is material or which relates to any of the Transactions;

         (l) announce an intention, enter into any formal or informal agreement, or otherwise make a commitment, to do any of the foregoing; or

         (m) take any action that would result in (i) any of its representations and warranties set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect, or (iii) any of the conditions to the Offer or the Note Tender Offer set forth in Annex A and Annex B not being satisfied (subject to the Company's right to take action specifically permitted by Section 6.05).

                                 ARTICLE VI

                            ADDITIONAL AGREEMENTS

         SECTION 6.01 Special Stockholders' Meeting. The Company, acting through the Board, shall, in accordance with applicable law and its Constituent Documents, unless not required under applicable "short-form" merger provisions of Delaware Law, (i) duly call, give notice of, convene and hold a special meeting of its stockholders as soon as practicable following consummation of the Offer for the purpose of considering and taking action on this Agreement and the transactions contemplated hereby (the "Special Stockholders' Meeting") and (ii) subject to its fiduciary duties under applicable law as determined in good faith by the Board following consultation with the Company's counsel, (A) include in the Proxy Statement the unanimous recommendation of the Board that the stockholders of the Company approve and adopt this Agreement and the Transactions, including, without limitation, the Merger, and (B) use all reasonable efforts to obtain such approval and adoption. At the Special Stockholders' Meeting (or by consent if a stockholders meeting is not required), Parent and Purchaser shall cause all Shares then owned by them and their subsidiaries to be voted in favor of the approval and adoption of this Agreement and the Transactions, including, without limitation, the Merger.

         SECTION 6.02 Proxy Statement. As soon as practicable following consummation of the Offer, the Company shall file the Proxy Statement with the SEC under the Exchange Act, unless the Special Stockholders' Meeting is not required under applicable "short-form" merger provisions of Delaware
Law, and shall use its best efforts to have the Proxy Statement cleared by the SEC. Parent, Purchaser and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify
Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC. The Company shall give Parent and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Parent and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company, Parent and Purchaser agrees to use all reasonable efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Shares entitled to vote at the Special Stockholders' Meeting at the earliest practicable time.

         SECTION 6.03 Company Board Representation; Section 14(f). (a) Promptly upon the purchase by Purchaser of Shares pursuant to the Offer, and from time to time thereafter, Parent shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the Board as shall give Parent representation on the Board equal to the product of the total number of directors on the Board (giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by Purchaser or any affiliate of Purchaser at such time bears to the total number of Shares then outstanding, and the Company shall, at such time, promptly take all actions necessary to cause Parent's designees to be elected as directors of the Company, including increasing the size of the Board or securing the resignations of incumbent directors or both. At such times, the Company shall use all reasonable efforts to cause persons designated by Parent to constitute the same percentage as persons designated by Parent shall constitute of the Board with respect to (i) each committee of the Board (some of whom may be required to be independent as required by applicable law or requirements of The New York Stock Exchange), (ii) each board of directors of each Subsidiary, and (iii) each committee of each such board, in each case only to the extent permitted by applicable law.

         (b) The Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section 6.03 and shall include the Information Statement containing such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 as an annex to the Schedule 14D-9 to fulfill such obligations. Parent or Purchaser shall supply to the Company and be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1. The provisions of this Section 6.03 are in addition to and shall not limit any rights which Purchaser, Parent or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of applicable law with respect to the election of directors or otherwise.

         (c) Notwithstanding the provisions of this Section 6.03, the parties hereto shall use their respective reasonable best efforts to ensure that at least two of the members of the Board shall, at all times prior to the Effective Time be, Continuing Directors. From and after the time, if any, that Parent's designees constitute a majority of the Board, any amendment or modification of this Agreement, any amendment to the Company's Constituent Documents inconsistent with this Agreement, any termination of this Agreement by the Company, any extension of time for performance of any of the obligations of Parent or Purchaser hereunder, any waiver of any condition to the Company's obligations hereunder or any of the Company's rights hereunder or other action by the Company hereunder may be effected only by the action of a majority of the Continuing Directors of the Company, which action shall be deemed to constitute the action of any committee specifically designated by the Board to approve the actions contemplated hereby and the Transactions and the full Board; provided, that, if there shall be no Continuing Directors, such actions may be effected by majority vote of the entire Board.

         SECTION 6.04 Access to Information; Confidentiality. (a) The Company shall (and shall cause each of its Subsidiaries to) afford to the Representatives of Parent reasonable access on reasonable prior notice to the Company's Chief Executive Officer, Chief Financial Officer or General Counsel during normal business hours, throughout the period prior to the earlier of the Effective Time or the termination of this Agreement, to all of its properties, offices, employees, contracts, commitments, books and records (including but not limited to Tax Returns) and any report, schedule or other document filed or received by it pursuant to the requirements of federal or state securities laws and shall (and shall cause each of its Subsidiaries to) furnish promptly to Parent such additional financial and operating data and other information as to its and its Subsidiaries' respective businesses and properties as Parent may from time to time reasonably request. Parent and Purchaser will make all reasonable efforts to minimize any disruption to the businesses of the Company and its Subsidiaries which may result from the requests for access to properties and employees and for data and information hereunder.

         (b) Parent agrees that all information obtained by Parent or Purchaser pursuant to this Section 6.04 shall be kept confidential, by Purchaser, by Parent and by any other party which is to be afforded access pursuant to Section 6.04(a), in accordance with the confidentiality agreement, dated August 21, 1998 (the "Confidentiality Agreement"), between Parent and the Company, including the obligation to return all documents, work papers and other written materials obtained by Parent or its representatives in the event of the termination of this Agreement without the purchase of any Shares in the Offer.

         SECTION 6.05 No Solicitation. (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize (and shall use its best efforts not to permit) any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its Subsidiaries to, (i) solicit or initiate, or encourage, directly or indirectly, any inquiries or the submission of, any Takeover Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to or access to the properties of, or take any other action to knowingly facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal or (iii) enter into any agreement with respect to any Takeover Proposal or approve or resolve to approve any Takeover Proposal; provided, that nothing contained in this Section 6.05 or any other provision hereof shall prohibit the Company or the Board from (i) taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, or (ii) making such disclosure to the Company's stockholders as, in the good faith judgment of the Board, following consultation with outside counsel, is required under applicable Law, provided that the Company may not, except as permitted by Section 6.05(b), withdraw or modify, or propose to withdraw or modify, its position with respect to the Offer or the Merger or approve or recommend, or propose to approve or recommend any Takeover Proposal, or enter into any agreement with respect to any Takeover Proposal. Upon execution of this Agreement, the Company will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, prior to the time of acceptance of Shares for payment pursuant to the Offer, the Company may furnish information concerning its business, properties or assets to any Person or group concerning a Takeover Proposal if:

                           (x) such Person or group has submitted a Superior Proposal; and

                           (y) in the opinion of the Board such action is required to discharge the Board's fiduciary duties to the Company's stockholders under applicable Law, determined in good faith following consultation with outside counsel to the Company that the failure to provide such information or access or to engage in such discussions or negotiations would cause the Board to violate its fiduciary duties to the Company's stockholders under applicable Law.

         The Company will promptly (but in no case later than 24 hours) notify Parent of the existence of any proposal, discussion, negotiation or inquiry received by the Company regarding any Takeover Proposal, and the Company will promptly (but in no case later than 24 hours) communicate to Parent the terms of any proposal, discussion, negotiation or inquiry which it may receive regarding any Takeover Proposal (and will promptly provide to Parent copies of any written materials received by the Company in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry or engaging in such discussion or negotiation. The Company will promptly provide to Parent any non-public information concerning the Company provided to any other Person in connection with any Takeover Proposal which was not previously provided to Parent. The Company will keep Parent informed of the status and details of any such Takeover proposal and will promptly (but in no case later than 24 hours) notify Parent of any determination by the Board that a Superior Proposal has been made.

         (b) Except as set forth in this Section 6.05(b), neither the Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Purchaser, the approval or recommendation by the Board or any such committee of the Offer, this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, subject to compliance with the provisions of this Section 6.05, prior to the time of acceptance for payment of Shares pursuant to the Offer, the Board may withdraw or modify its approval or recommendation of the Offer, this Agreement or the Merger, approve or recommend a Superior Proposal, or enter into an agreement with respect to a Superior Proposal, in each case at any time after the fifth business day following Parent's receipt of written notice from the Company advising Parent that the Board received a Superior Proposal which it intends to accept, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal, but only if the Company shall have caused its financial and legal advisors to negotiate with Parent to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the Transactions on such adjusted terms.

         SECTION 6.06 Directors' and Officers' Indemnification and
Insurance. (a) The Company shall, and from and after the Effective Time, the Surviving Corporation shall, indemnify and hold harmless, each present and former director, officer or employee of the Company or any of its Subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, losses, claims, damages and liabilities incurred in connection with, and amounts paid in settlement of, any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and wherever asserted, brought or filed, (x) arising out of or pertaining to the Transactions or
(y) otherwise with respect to any acts or omissions or alleged acts or omissions occurring at or prior to the Effective Time to the same extent as such persons are entitled to indemnification as of the Effective Time. In the event of any such claim, action, suit, proceeding or investigation
(whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time must be reasonably satisfactory to the Surviving Corporation, and (ii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The indemnity agreements of the Surviving Corporation in this Section 6.06 shall extend, on the same terms to, and shall inure to the benefit of and shall be enforceable by, each Person or entity who controls, or in the past controlled, any present or former director, officer or employee of the Company or any of its Subsidiaries.

         (b) Not later than 30 days after the consummation of the Offer, the Surviving Corporation shall procure directors' and officers' liability insurance policies (the "New Insurance") covering for a period of six years after the Effective Time those Persons who are currently covered by the Company's directors' and officers' liability insurance policies (the "Current Insurance") and providing coverage (including but not limited to amounts of coverage, amounts of deductibles, employment practices liability and other terms) that are no less favorable than the terms (exclusive of year 2000 coverage) contained in the Current Insurance. The Surviving Corporation will maintain the New Insurance continuously in effect for such six years period and will not cancel the Current Insurance unless and until the New Insurance has been procured. If the New Insurance is provided under any insurance policies other than a "run-off" of the Company's existing insurance policies, such new policies shall be in form and substance reasonably satisfactory to the Continuing Directors.

         (c) This Section 6.06 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties.

         SECTION 6.07 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which causes any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, and
(ii) any failure of the Company, Parent or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.07 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 6.08 Further Action; Reasonable Efforts. Upon the terms and subject to the conditions hereof, each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act with respect to the Transactions, (ii) use all reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions, including, without limitation, using all reasonable efforts to obtain all licenses, permits (including, without limitation, environmental permits), consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and the Subsidiaries as are necessary for the consummation of the Transactions and to fulfill the conditions to the Offer, the Note Tender Offer and the Merger and including, without limitation, the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed, and (iii) except as contemplated by this Agreement, use all reasonable efforts not to take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of Parent and the Company shall use all reasonable efforts to take all such action. Notwithstanding the foregoing, in no event shall Parent, Purchaser or the Surviving Corporation be required to divest any of their respective assets or agree to any restrictions in their businesses as currently or proposed to be conducted.

         SECTION 6.09 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any Transaction and shall not issue any such press release or make any such public statement without the prior approval of the Chief Executive Officer of both Parent and the Company, except as may be required by law or any listing agreement with a national securities exchange to which Parent or the Company is a party.

         SECTION 6.10 Confidentiality Agreement. Assuming the Minimum Stock Condition has been satisfied, upon the acceptance for payment of Shares pursuant to the Offer, the Confidentiality Agreement shall be deemed to have terminated without further action by the parties thereto.

         SECTION 6.11 State Takeover Laws. Notwithstanding any other provision in this Agreement, in no event shall the Section 203 Approval be withdrawn, revoked or modified by the Board. If any state takeover statute other than Section 203 of the Delaware Law becomes or is deemed to become applicable to the Offer, the acquisition of Shares pursuant to the Offer or the Merger, the Company shall take all action necessary to render such statute inapplicable to all of the foregoing.

         SECTION 6.12 Employment Covenant. Parent shall provide each employee of the Company with credit for all service with or credited by the Company under each of Parent's employee benefit plans, programs and arrangements for purposes of eligibility, vesting and, to the extent not prohibited by applicable regulation, calculation of benefits (except to the extent crediting such service would result in the duplication of benefits). Nothing herein obligates Parent to maintain any Plan, program or arrangement which it otherwise has the ability to terminate.

         SECTION 6.13 Financing. Parent and Purchaser will use reasonable commercial efforts to consummate the financing pursuant to the Commitment Letter, subject to satisfactory documentation in Parent's and Purchaser's reasonable discretion.


                                 ARTICLE VII

                          CONDITIONS TO THE MERGER

         SECTION 7.01 Conditions to the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) Stockholder Approval. This Agreement and the Transactions, including, without limitation, the Merger, shall have been approved and adopted by the affirmative vote of the stockholders of the Company (unless the vote of the stockholders is not required by Delaware Law);

         (b) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

         (c) No Order. No foreign, United States or state governmental authority or other agency or commission or foreign, United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect (which order or other action the parties hereto shall use their reasonable efforts to lift) and has the effect of making the acquisition of Shares by Purchaser or any affiliate of Purchaser or the consummation of the Merger illegal under applicable law or otherwise restricting, preventing or prohibiting under applicable law consummation of the Transactions;

         (d) Offer. Purchaser or its permitted assignee shall have purchased all Shares validly tendered and not withdrawn pursuant to the Offer;

         (e) Note Tender Offer. The Supplemental Indenture shall have been entered into and Purchaser or its permitted assignee shall have purchased all Notes validly tendered and not withdrawn pursuant to the Note Tender Offer; and

         (f) Financing. Purchaser shall have received sufficient financing, on terms at least as favorable to it as those specified in the Commitment Letter, to pay the aggregate Merger Consideration payable hereunder, to purchase the Notes pursuant to the Note Tender Offer and to satisfy the ongoing working capital needs of the Surviving Corporation.


                                ARTICLE VIII

                      TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.01 Termination. This Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

         (a) By the mutual written consent of Parent and the Company, provided, however, that if Parent shall have a majority of the directors pursuant to Section 6.03, such consent of the Company may only be given if approved by the Continuing Directors.

         (b) By either of Parent or the Company if (i) a statute, rule or executive order shall have been enacted, entered or promulgated prohibiting the Transactions on the terms contemplated by this Agreement or (ii) any governmental entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and non-appealable.

         (c) By either of Parent or the Company if the Note Tender Offer and the Offer have not been consummated by January 4, 1999 (except the Purchaser may extend the expiration date of the Note Tender Offer and the Offer through January 9, 1999 as required to comply with any rule, regulation or interpretation of the SEC) or the Effective Time shall not have occurred on or before April 30, 1999; provided, that the party seeking to terminate this Agreement pursuant to this Section 8.01(c) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger on or before such date;

         (d) By the Company:

                  (i) if the Company has entered into an agreement with respect to a Superior Proposal or has approved or recommended a Superior Proposal in accordance with Section 6.05(b), provided the Company has complied with all provisions thereof, including the notice provisions therein, and that it simultaneously terminates this Agreement and makes simultaneous payment to Parent of the Expenses and the Termination Fee; or

                  (ii) if Parent or Purchaser shall have terminated the Offer or the Offer expires without Purchaser purchasing any Shares pursuant thereto; or

                  (iii) if Parent, Purchaser or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; or

                  (iv) if there shall be a material breach by Parent or Purchaser or any of their representations, warranties, covenants or agreements contained in this Agreement.

         (e) By Parent or Purchaser:

                  (i) If prior to the purchase of the Shares pursuant to the Offer, (A) the Board shall have withdrawn, or modified or changed in a manner adverse to Parent or Purchaser its approval or recommendation of the Offer, this Agreement or the Merger or shall have recommended or approved a Takeover Proposal; or (B) there shall have been a material breach of any provision of Section 6.05; or

                  (ii) if Parent or Purchaser shall have terminated the Offer without Parent or Purchaser purchasing any Shares thereunder; or

                  (iii) if Parent or Purchaser shall have terminated the Note Tender Offer without Parent or Purchaser purchasing any Notes thereunder; or

                  (iv) if, due to an occurrence that if occurring after the commencement of the Offer would result in a failure to satisfy any of the conditions set forth in Annex A hereto, Parent, Purchaser or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; or

                  (v) any Person or "group" (as defined in Section 13(d)(3) of the Exchange Act), other than Parent, Purchaser or their affiliates or any group of which any of them is a member, shall have acquired beneficial ownership (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the Shares; or

                  (vi) if, prior to the purchase of the Shares pursuant to the Offer, the Company receives a Takeover Proposal from any Person (other than Parent or Purchaser), and the Board takes a neutral position or makes no recommendation with respect to such Takeover Proposal after a reasonable amount of time (and in no event more than five business days following such receipt) has elapsed for the Board to review and make a recommendation with respect to such Takeover Proposal; or

                  (vii) if, after the consummation of the Offer, there shall be a material breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement or the Stock Option Agreement.

         SECTION 8.02 Effect of the Termination. In the event of termination of this Agreement by either the Company or Parent or Purchaser as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Purchaser or the Company, other than the provisions of Section 6.04(b), this Section 8.02, Section 8.03 and Article IX and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         SECTION 8.03 Fees and Expenses. (a) Except as provided below, all fees and expenses incurred in connection with the Offer, the Merger, this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated.

         (b) If (x) Parent or Purchaser terminates this Agreement pursuant to Section 8.01(e)(i), 8.01(e)(v) or 8.01(e)(vi) or (y) the Company terminates this Agreement pursuant to Section 8.01(d)(i), then in each case, the Company shall pay, or cause to be paid to Parent, or Purchaser, at the time of termination, an amount equal to $5,000,000 (the "Termination Fee") plus an amount equal to Parent's and Purchaser's actual and reasonably documented out-of-pocket expenses incurred by Parent or Purchaser in connection with the Offer, the Merger, this Agreement and the consummation of the Transactions, including, without limitation, the fees (other than any break-up, success or other contingent fee) and out-of-pocket expenses payable to all banks, investment banking firms and other financial institutions and Persons and their respective agents and counsel incurred in connection with acting as Parent's or Purchaser's financial advisor with respect to, or arranging or committing to provide or providing any financing for, the Transactions up to an aggregate of $2,500,000 (the "Expenses"). In addition, if this Agreement is terminated by Parent or Purchaser pursuant to
Section 8.01(e)(ii), 8.01(e)(iii) or 8.01(e)(vii) (other than by reason of a breach of Section 6.05) or, prior to consummation of the Offer, by reason of a breach of the conditions set forth in paragraph (d) of Annex A, or by the Company pursuant to Section 8.01(d)(ii) and at the time of such termination, neither Parent nor Purchaser is in material breach of this Agreement, then the Company shall pay to Parent, at the time of termination, the Expenses, and, if the Company shall thereafter, within 12 months after such termination, announce its intention to enter into an agreement with respect to a Takeover

Proposal and the Company subsequently consummates the transaction(s) contemplated by such agreement, then the Company shall pay the Termination Fee concurrently with such consummation; provided, however, that, with respect to a termination pursuant to Section 8.01(e)(ii) or 8.01(e)(iii), the Expenses and the Termination Fee will be payable only if the Offer and the Note Tender Offer shall have remained continuously open for a period of at least 20 business days and neither the Minimum Stock Condition nor the Minimum Note Condition were satisfied at the expiration of the Offer or the Note Tender Offer, as the case may be. Any payments required to be made pursuant to this Section 8.03 shall be made by wire transfer of same day funds to an account designated by Parent.

         (c) Expenses. The Company shall pay all Taxes, such as (a) transfer, stamp and documentary Taxes or fees and (b) sales, use, gains, real property transfer and other or similar Taxes or fees, incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

         SECTION 8.04 Amendment. Subject to applicable Law, this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 8.05 Waiver. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.


                                 ARTICLE IX

                             GENERAL PROVISIONS

         SECTION 9.01 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that the agreements set forth in Articles II and IX and Section 6.06 shall survive the Effective Time indefinitely and those set forth in Sections 6.04(b), 8.02, 8.03 and Article IX shall survive termination indefinitely.

         SECTION 9.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt or refusal by the addressee thereof) by delivery in person, by a recognized overnight courier, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

         if to Parent or Purchaser:

                  Ames Department Stores, Inc.
                  2418 Main Street
                  Rocky Hill, Connecticut  06067
                  Attn: David Lissy, Esq.

         with a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York  10153
                  Attn:  Jeffrey J. Weinberg, Esq.

         if to the Company:

                  Hills Stores Company
                  15 Dan Road
                  Canton, Massachusetts  02021
                  Attn:  William Friend, Esq.

         with a copy to:

                  Kramer Levin Naftalis & Frankel LLP
                  919 Third Avenue
                  New York, New York  10022
                  Attn:  Paul  S. Pearlman, Esq.

         SECTION 9.03 Certain Definitions. For purposes of this Agreement, the term:

         (a) "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

         (b) "beneficial owner" with respect to any Shares means a person who shall be deemed to be the beneficial owner of such Shares (i) that such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) that such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) that are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares;

         (c) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York;

         (d) "Cash Equivalents" means cash and highly liquid investments with maturities of three months or less from the date of purchase and whose cost approximates market value due to the short maturity of the investments;

         (e) "Continuing Director" means (i) any member of the Board of Directors of the Company as of the date hereof, or (ii) any successor of a Continuing Director who is (A) unaffiliated with, and not a designee or nominee, of Parent or Purchaser, and (B) recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors of the Company, and in each case under clauses (i) and (ii), who is not an employee of the Company;

         (f) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

         (g) "Equity Deferred Contingent Cash Right" means an amount, rounded up the nearest whole cent, equal to 25% of the Net Recovery (as defined below) divided by the total number of Shares outstanding immediately before consummation of the Offer, after giving effect to the exercise after consummation of the Offer of any Options, Warrants and rights under the Hills Associate Stock Purchase Plan outstanding on the date hereof;

         (h) "Hills Litigation" shall mean the claims filed against the defendants in Hills Stores Company v. Bozic, et al, (Del. Ch., filed
September 1995), and the counterclaims asserted in such action, and any other claims by the Company arising out of or with respect to the subject matter of the claims filed by the Company against the defendants in the aforesaid action;

         (i) "Inventory" means all inventory, goods, merchandise and other tangible personal property intended for sale or lease, valued using the retail method on the lower of last-in, first-out (LIFO) cost or market basis;

         (j) "Litigation Committee" means the three individuals (who shall be reasonably acceptable to the Parent and not have any independent interest in the Hills Litigation other than as a holder of DCCRs) designated by the Company's Board of Directors prior to the consummation of the Offer to serve as the members of such committee. Any vacancy on the Litigation Committee shall be filled by the remaining members of the Litigation Committee. Any action of the Litigation Committee must be taken by a majority of its members;

         (k) "Loan Agreement" means the Loan and Security Agreement, dated as of September 30, 1996, as subsequently amended, among the financial institutions named therein as lenders, BankAmerica Business Credit, Inc. as agent, Hills Department Stores Company as borrower, C.R.H. International, Inc. as borrower, and the other loan parties named therein;

         (l) "Net Recovery" means (1) the sum of (A) cash payments, if any, actually received by the Surviving Corporation in respect of a final, non-appealable judgment in or settlement (including any cash tax refund received by any defendant and paid over to the Surviving Corporation) of the Hills Litigation and any advances to other parties recovered by the Surviving Corporation and (B) amounts received after the consummation of the Offer from certain employees of the Company who settled related claims prior to such time or who otherwise make payments after such time in respect of such related claims (including any cash tax refund received by any such persons and paid over to the Surviving Corporation), together with any interest earned on the foregoing (such cash payments are hereinafter referred to as the "Cash Payment") minus, without prioritization, (2) the sum of (A) the aggregate expenses incurred after consummation of the Offer by Parent, Purchaser, the Company or the Surviving Corporation in prosecuting and defending the Hills Litigation and obtaining such Cash Payment, (B) the aggregate payments or advances by the Company or the Surviving Corporation after consummation of the Offer to or on behalf of third parties relating to claims of indemnification in connection with the Hills Litigation, (C) the Committee Fee, (D) any indemnification payments on behalf the Litigation Committee pursuant to Section 2.11(g) above, and (E) any payments or settlements made by the Surviving Corporation on counterclaims under the Hills Litigation;

         (m) "Note Deferred Contingent Cash Right" means, with respect to any holder of Notes, an amount, rounded up to the nearest whole cent, equal to 50% of the Net Recovery multiplied by a fraction, the numerator of which is the principal amount of the Notes purchased from such holder of Notes, and the denominator of which is the total principal amount of all Notes purchased in the Note Offer to Purchase;

         (n) "person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the

Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government;

         (o) "Representative" means, with respect to any Person, such Person's officers, directors, employees, agents and representatives (including any investment banker, financial advisor, accountant, legal counsel, agent, representative or expert retained by or acting on behalf of such Person or its Subsidiaries);

         (p) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent, Purchaser or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries;

         (q) "Superior Proposal" means an unsolicited bona fide proposal by a Third Party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than a majority of the Shares then outstanding or all or substantially all of the assets of the Company or to acquire, directly or indirectly, the Company by merger or consolidation, and otherwise on terms which the Board determines in good faith to be more favorable to the Company's stockholders than the Offer and the Merger (based on advice of the Company's independent financial advisor that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for in the Offer and the Merger), for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board, based on advice from the Company's independent financial advisor, is reasonably capable of being financed by such Third Party and which, in the good faith reasonable judgment of the Board is reasonably likely to be consummated within a period of time not materially longer in duration than the period of time reasonably believed to be necessary to consummate the Offer and Merger;

         (r) "Takeover Proposal" means any bona fide proposal or offer, whether in writing or otherwise, from any Person other than Parent, Purchaser or any affiliates thereof (a "Third Party") to acquire beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of all or a material portion of the assets of the Company or any of its material Subsidiaries or 30% or more of any class of equity securities of the Company or any of its material Subsidiaries pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or similar transaction with respect to either the Company or any of its material Subsidiaries, including any single or multi-step transaction or series of related transactions, which is structured to permit such Third Party to acquire beneficial ownership of any material portion of the assets of or 30% or more of the equity interest in either the Company or any of its material Subsidiaries; and

         (s) "Working Capital" means, with respect to the Company and its Subsidiaries on the date the Financial MAC is determined, the excess of (a) the sum of book cash and cash equivalents plus book bankcard receivables plus book inventory, less (b) the sum of the outstanding balance under the Loan Agreement plus book merchandise/trade accounts payable. Such book amounts shall be determined consistently with the practices used by the Company in arriving at its regular month-end amounts and/or as defined in the Company's annual report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended January 31, 1998, except that interim weekly data shall be used to "roll-forward" balances from the end of the fiscal month of November to December 26, 1998; provided further, that if the Company has notified the Purchaser's chief financial or chief accounting officer, in writing delivered by express mail or delivery or by fax, that
(i) the Company has prepaid any sales, payroll or other similar fiduciary taxes through the period ending January 2, 1999, and (ii) the amount of such prepayments, that the amount of such prepayments shall be deducted from the outstanding balance under the Loan Agreement in calculating the Financial MAC.

         SECTION 9.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

         SECTION 9.05 Entire Agreement, Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes, except as set forth in Section 6.04(b), all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Purchaser may assign all or any of its rights and obligations hereunder to any affiliate of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

         SECTION 9.06 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.06 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons) and Section 2.11 (which is intended to be for the benefit of the holders of the DCCRs and the Litigation Committee but may be enforced only by the Litigation Committee).

         SECTION 9.07 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         SECTION 9.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

         SECTION 9.09 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 9.11 Certain Undertakings by Parent. Parent shall be responsible for the performance of, and, if necessary, shall perform, or cause to be performed each obligation of Purchaser or the Surviving Corporation, or either of their permitted successors and assigns, under this Agreement.

         IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                        AMES DEPARTMENT STORES, INC.

                        By: /s/ Joseph R. Ettore
                            -----------------------------------
                            Name:  Joseph R. Ettore
                            Title: President


                        HSC ACQUISITION CORP.

                        By: /s/ Joseph R. Ettore
                            -----------------------------------
                            Name:  Joseph R. Ettore
                            Title: President


                        HILLS STORES COMPANY

                        By: /s/ Chaim Y. Edelstein
                            -----------------------------------
                            Name:  Chaim Y. Edelstein
                            Title: Chairman

                                                                        ANNEX A

                    CONDITIONS TO THE STOCK TENDER OFFER

         Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger of which this Annex A is a part. Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may amend the Offer consistent with the terms of the Agreement or terminate the Offer and not accept for payment any tendered Shares, if (i) the Minimum Stock Condition shall not have been satisfied, (ii) the Note Purchase Condition shall not have been satisfied, (iii) any applicable waiting period under the HSR Act has not expired or been terminated, or (iv) at any time on or after the date of the Agreement and prior to the acceptance for payment of Shares, any of the following events shall occur and be continuing:

         (a) there shall be threatened or pending any suit, action or proceeding by a federal, state, or foreign governmental entity (i) seeking to prohibit or impose any material limitations on Parent's or Purchaser's ownership or operation (or that of any of its subsidiaries or affiliates) of all or a material portion of its or the Company's businesses or assets, (ii) seeking to compel Parent or Purchaser or their respective subsidiaries or affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective subsidiaries, in each case taken as a whole, (iii) challenging the acquisition by Parent or Purchaser of any Shares pursuant to the Offer or the Stock Option Agreement, (iv) seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other Transactions, (v) seeking to obtain from the Company any damages that would be reasonably likely to have a Material Adverse Effect on the Company, (vi) seeking to impose material limitations on the ability of Purchaser or Parent, or rendering Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, (vii) seeking to impose material limitations on the ability of Purchaser effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders, or (viii) which otherwise would have a Material Adverse Effect on the Company or, as a result of the Transactions, Parent and its subsidiaries; or

         (b) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to any Transaction, or any other action shall be taken by any governmental entity, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses
(i) through (viii) of paragraph (a) above; or

         (c) there shall have occurred (1) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, the American Stock Exchange or in the Nasdaq National Market System, for a period in excess of three hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (2) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (3) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (4) any limitation or proposed limitation (whether or not mandatory) by any United States governmental authority or agency that has a material adverse effect generally on the extension of credit by banks or other financial institutions, (5) any change in general financial bank or capital market conditions which has a material adverse effect on the ability of financial institutions in the United States to extend credit or syndicate loans, or (6) in the case of any of the situations in clauses (1) through
(5) inclusive, existing on the date hereof, a material acceleration or worsening thereof; or

         (d) the representations and warranties of the Company set forth in the Agreement shall not be true and accurate as of the date of consummation of the Offer as though made on or as of such date (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period) or the Company shall have breached or failed to perform or comply with any obligation, agreement or covenant required by the Agreement to be performed or complied with by it except, in each case where the failure of such representations and warranties to be true and accurate (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth herein), or the failure to perform or comply with such obligations, agreements or covenants, do not, individually or in the aggregate, have a Material Adverse Effect on the Company or a materially adverse effect on the ability to consummate the Offer or the Merger or any of the other Transactions; or

         (e) there shall have occurred any events or changes which have had or would have or constitute, individually or in the aggregate, a Material Adverse Effect on the Company; or

         (f) the Company's Board of Directors (i) shall have withdrawn, or modified or changed in a manner adverse to Parent or Purchaser (including by amendment of the Schedule 14D-9) its recommendation of the Offer, the Agreement, or the Merger, (ii) shall have recommended a Takeover Proposal,
(iii) shall have adopted any resolution to effect any of the foregoing, or
(iv) upon request of Parent or Purchaser, shall fail to reaffirm its approval or recommendation of the Offer, the Agreement, the Merger or any of the other Transactions; or

         (g) any Person or "group" (as defined in Section 13(d)(3) of the Exchange Act), other than Parent, Purchaser or their affiliates or any group of which any of them is a member, shall have acquired or announced its intention to acquire beneficial ownership (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the Shares;

         (h) any party to the Stock Option Agreement other than Parent or Purchaser shall have breached or failed to perform any of its agreements under such agreement or breached any of its representations and warranties in such agreements or any such agreements shall not be valid, binding and enforceable, except for such breaches or failures or failures to be valid, binding and enforceable that do not materially and adversely affect the benefits expected to be received by Parent or Purchaser under the Stock Option Agreement;

         (i) the Agreement shall have terminated in accordance with its terms;

         (j) Purchaser shall not have received sufficient financing, on terms at least as favorable to Purchaser as are contained in the Commitment Letter, to pay the aggregate Merger Consideration payable hereunder, to purchase the Notes pursuant to the Note Tender Offer and to satisfy the ongoing working capital needs of the Surviving Corporation (it being agreed that Parent and Purchaser will use reasonable commercial efforts to consummate the financing pursuant to the Commitment Letter, subject to satisfactory documentation in Parent's and Purchaser's reasonable discretion); or

         (k) If the Offer has not expired on or before December 28, 1998, the Company shall have failed to deliver a certificate to Parent, in form and substance reasonably acceptable to Arthur Andersen LLP and Parent, stating that a Financial MAC has not occurred;

which in the sole judgment of Parent or Purchaser, in any such case, and regardless of the circumstances (including any action or inaction by Parent or Purchaser not otherwise in breach of this Agreement) giving rise to such condition makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of or payments for Shares.

         The foregoing conditions are for the sole benefit of Parent and Purchaser and may be waived by Parent or Purchaser, in whole or in part, at any time and from time to time, in the sole discretion of Parent or Purchaser. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                                                        ANNEX B

                     CONDITIONS TO THE NOTE TENDER OFFER

         Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger of which this Annex B is a part. Notwithstanding any other provision of the Note Tender Offer, Purchaser shall not be required to accept for payment or pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Notes, and may amend the Note Tender Offer consistent with the terms of the Agreement or terminate the Note Tender Offer and not accept for payment any tendered Notes, if (i) the Minimum Note Condition shall not have been satisfied, (ii) the Minimum Stock Condition shall not have been satisfied, or (iii) at any time on or after the date of the Agreement and prior to the acceptance for payment of Notes and related Consents, any of the following events shall occur and be continuing:

         (a) there shall be threatened or pending any suit, action or proceeding by a federal, state or foreign governmental entity (i) seeking to prohibit or impose any material limitations on Parent's or Purchaser's ownership or operation (or that of any of its subsidiaries or affiliates) of all or a material portion of its or the Company's businesses or assets, (ii) seeking to compel Parent or Purchaser or their respective subsidiaries or affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective subsidiaries, in each case taken as a whole, (iii) challenging the acquisition by Parent or Purchaser of any Notes pursuant to the Note Tender Offer or payment for the related Consents, (iv) seeking to restrain or prohibit the making or consummation of the Note Tender Offer, the seeking of Consents, or the performance of any of the other Transactions, (v) seeking to obtain from the Company any damages that would be reasonably likely to have a Material Adverse Effect on the Company, (vi) seeking to impose material limitations on the ability of Purchaser or Parent, or rendering Purchaser unable, to accept for payment, pay for or purchase some or all of the Notes pursuant to the Note Tender Offer, (vii) seeking to impose material limitations on the ability of Purchaser or Parent effectively to exercise full rights of ownership of any Notes or related Consents, or
(viii) which otherwise would have a Material Adverse Effect on the Company or, as a result of the Transactions, Parent and its subsidiaries; or

         (b) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to any Transaction, or any other action shall be taken by any governmental entity, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses
(i) through (viii) of paragraph (a) above; or

         (c) there shall have occurred (1) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, the American Stock Exchange or in the Nasdaq National Market System, for a period in excess of three hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (2) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (3) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (4) any limitation or proposed limitation (whether or not mandatory) by any United States governmental authority or agency that has a material adverse effect generally on the extension of credit by banks or other financial institutions, (5) any change in general financial bank or capital market conditions which has a material adverse effect on the ability of financial institutions in the United States to extend credit or syndicate loans, or (6) in the case of any of the situations in clauses (1) through
(5) inclusive, existing on the date hereof, a material acceleration or worsening thereof; or

         (d) the representations and warranties of the Company set forth in the Agreement shall not be true and accurate as of the date of consummation of the Offer as though made on or as of such date (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period) or the Company shall have breached or failed to perform or comply with any obligation, agreement or covenant required by the Agreement to be performed or complied with by it except, in each case where the failure of such representations and warranties to be true and accurate (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth herein), or the failure to perform or comply with such obligations, agreements or covenants, do not, individually or in the aggregate, have a Material Adverse Effect on the Company or a materially adverse effect on the ability to consummate the Offer or the Merger or any of the other Transactions; or

         (e) there shall have occurred any events or changes which have had or would have or constitute, individually or in the aggregate, a Material Adverse Effect on the Company; or

         (f) the Company's Board of Directors (i) shall have withdrawn, or modified or changed in a manner adverse to Parent or Purchaser (including by amendment of the Schedule 14D-9) its recommendation of the Offer, the Agreement, or the Merger, (ii) shall have recommended a Takeover Proposal,
(iii) shall have adopted any resolution to effect any of the foregoing, or
(iv) upon request of Parent or Purchaser, shall fail to reaffirm its approval or recommendation of the Offer, the Agreement, the Merger or any of the other Transactions; or

         (g) any Person or "group" (as defined in Section 13(d)(3) of the Exchange Act), other than Parent, Purchaser or their affiliates or any group of which any of them is a member, shall have acquired or announced its intention to acquire beneficial ownership (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the Shares; or

         (h) any party to the Stock Option Agreement other than Parent or Purchaser shall have breached or failed to perform any of its agreements under such agreement or breached any of its representations and warranties in such agreements or any such agreements shall not be valid, binding and enforceable, except for such breaches or failures or failures to be valid, binding and enforceable that do not materially and adversely affect the benefits expected to be received by Parent or Purchaser under the Stock Option Agreement;

         (i) the Agreement shall have terminated in accordance with its terms;

         (j) Purchaser shall not have received sufficient financing, on terms at least as favorable to Purchaser as are contained in the Commitment Letter, to pay the aggregate Merger Consideration payable hereunder, to purchase the Notes pursuant to the Note Tender Offer and to satisfy the ongoing working capital needs of the Surviving Corporation (it being agreed that Parent and Purchaser will use reasonable commercial efforts to consummate the financing pursuant to the Commitment Letter, subject to satisfactory documentation in Parent's and Purchaser's reasonable discretion); or

         (k) If the Note Tender Offer has not expired on or before December 28, 1998, the Company shall have failed to deliver a certificate to Parent, in form and substance reasonably acceptable to Arthur Andersen LLP and Parent, stating that a Financial MAC has not occurred;

which in the sole judgment of Parent or Purchaser, in any such case, and regardless of the circumstances (including any action or inaction by Parent or Purchaser not otherwise in breach of this Agreement) giving rise to such condition makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of or payments for Shares.

         The foregoing conditions are for the sole benefit of Parent and Purchaser and may be waived by Parent or Purchaser, in whole or in part, at any time and from time to time, in the sole discretion of Parent or Purchaser. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                                                     Exhibit A

                             STOCK OPTION AGREEMENT


         STOCK OPTION AGREEMENT, dated as of November 12, 1998, by and between Hills Stores Company, a Delaware corporation ("Company") and Ames Department Stores, Inc., a Delaware corporation ("Parent").

         WHEREAS, concurrently with the execution and delivery of this Agreement, Company, Parent and HSC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Purchaser"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides that, among other things, upon the terms and subject to the conditions thereof, Purchaser will be merged with and into Company (the "Merger"); and

         WHEREAS, as a condition to Parent's and Purchaser's willingness to enter into the Merger Agreement, Parent has requested that Company agree, and in order to induce Parent and Purchaser to enter into the Merger Agreement, Company has so agreed, to grant to Parent an option with respect to certain shares of Company's common stock on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Grant of Option. Company hereby grants Parent an irrevocable option (the "Stock Option") to purchase up to 2,073,753 shares of common stock, $.01 par value per share, of Company (the "Company Common Stock"), or such other number of shares of Company Common Stock as equals 19.9% of the issued and outstanding shares of Company Common Stock at the time of exercise of the Stock Option, in the manner set forth below, at a price of $1.50 per share (the "Exercise Price"), payable in cash in accordance with Section 4 hereof. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

         2. Exercise of Option. The Stock Option may be exercised by Parent, in whole or in part, at any time or from time to time (a) after the Merger Agreement is terminated pursuant to Section 8.01(d)(i) or 8.01(e)(i)(A) (a "Trigger Event") or (b) at any time after the acceptance of the Offer by Purchaser and prior to the Effective Time.

         In the event Parent wishes to exercise the Stock Option, Parent shall deliver to Company a written notice (an "Exercise Notice") specifying the total number of shares of Company Common Stock it wishes to purchase. Each closing of a purchase of shares of

Company Common Stock (a "Closing") shall occur at a place, on a date and at a time designated by Parent in an Exercise Notice delivered at least two business days prior to the date of the Closing.

                  (a) The Stock Option shall terminate upon the earliest of: (i) the Effective Time; (ii) the termination of the Merger Agreement pursuant to
Section 8.01 thereof, other than a termination as a result of the occurrence of a Trigger Event; or (iii) 120 days following any termination of the Merger Agreement as the result of the occurrence of a Trigger Event (or if, at the expiration of such 120 day period the Stock Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, or because the applicable waiting period under the HSR Act has not expired or been terminated, 10 business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (ii) later than 210 days after the date of termination of the Merger Agreement).

                  (b) Notwithstanding the foregoing, the Stock Option may not be exercised if Parent is in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement or in the Merger Agreement.

         3. Conditions to Closing. The obligation of Company to issue shares of Company Common Stock to Parent hereunder is subject to the conditions that (i) all waiting periods, if any, under the HSR Act applicable to the issuance of shares of Company Common Stock hereunder shall have expired or have been terminated, and all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal administrative agency or commission or other federal governmental authority or instrumentality, if any, required in connection with the issuance of shares of Company Common Stock hereunder shall have been obtained or made, as the case may be; and (ii) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

         4. Closing. At any Closing, (a) Company will deliver to Parent a single certificate in definitive form representing the number of shares of Company Common Stock designated by Parent in its Exercise Notice, such certificate to be registered in the name of Parent, Purchaser or such other affiliate of Parent as Parent shall designate in the Exercise Notice and shall bear the legend set forth in Section 10, and (b) Parent will deliver to Company the aggregate Exercise Price for the shares of Company Common Stock so designated and being purchased at such Closing by wire transfer of immediately available funds.

         5. Representations and Warranties of Company. Company represents and warrants to Parent that (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by Company and constitutes a valid and binding obligation of Company, and, assuming this Agreement constitutes a valid and binding obligation of Parent, is enforceable against Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, (d) Company has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Stock Option, and at all times from the date hereof through the expiration of the Stock Option will have so reserved, 2,073,753 unissued shares of Company Common Stock, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, (e) upon delivery of such shares of Company Common Stock to Parent upon exercise of the Stock Option, Parent will acquire valid title to all of such shares, free and clear of any and all liens of any nature whatsoever, (f) the execution and delivery of this Agreement by Company does not, and the performance of this Agreement by Company will not (1) violate the certificate of incorporation or by-laws of Company, (2) conflict with or violate any statute, rule, regulation, order, judgment or decree applicable to Company or by which it or any of its assets or properties is bound or affected, or (3) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien on any of the property or assets of Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which Company or any of its Subsidiaries is a party or by which Company or any of its assets or properties is bound or affected (except, in the case of clauses (2) or (3) above, for violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on Company), and (g) the execution and delivery of this Agreement by Company does not, and the performance of this Agreement by Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority except for pre-merger notification requirements of the HSR Act.

         6. Representations and Warranties of Parent. Parent represents and warrants to Company that (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent, and, assuming this Agreement constitutes a valid and binding obligation of Company, is enforceable against Parent in accordance with its terms subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, (d) the execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not (1) violate the certificate of incorporation or by-laws of Parent, (2) conflict with or violate any statute, rule, regulation, order, judgment or decree applicable to Parent or by which it or any of its properties or assets is bound or affected, or (3) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the property or assets of Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which Parent is a party or by which Parent or any of its properties or assets is bound or affected (except, in the case of clauses (2) and (3) above, for violations, breaches, or defaults which would not, individually or in the aggregate, have a material adverse effect on the business, operations, financial condition, assets or liabilities of Parent), (e) the execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except for pre-merger notification requirements of the HSR Act, and (f) any shares of Company Common Stock acquired upon exercise of the Stock Option will be, and the Stock Option is being, acquired by Parent for its own account and not with a view to the public distribution or resale thereof in any manner which would be in violation of applicable United States securities laws.

         7. Certain Repurchases. (a) Parent Put. At the request of Parent at any time during which the Stock Option is exercisable pursuant to Section 2 (the "Repurchase Period"), Company (or any successor entity thereof) shall repurchase from Parent the Stock Option, or any portion thereof, for a price equal to the amount by which the "Market/Tender Offer Price" for shares of Company Common Stock as of the date Parent gives notice of its intent to exercise its rights under this Section 7 (defined as the higher of (A) the highest price per share paid as of such date pursuant to any tender or exchange offer or other Takeover Proposal or (B) the average of the closing sale prices of shares of Company Common Stock on the NYSE for the ten trading days immediately preceding such date) exceeds the Exercise Price, multiplied by the number of shares of Company Common Stock purchasable pursuant to the Stock Option (or portion thereof with respect to which Parent is exercising its rights under this Section 7)).

                  (b) Payment and Redelivery of Stock Option or Shares. In the event Parent exercises its rights under this Section 7, Company shall, within 10 business days thereafter, pay the required amount to Parent in immediately available funds and Parent shall surrender to Company the Stock Option.

         8. Registration Rights. In the event that Parent shall desire to sell any of the shares of Company Common Stock purchased pursuant to the Stock Option within 3 years after such purchase, and such sale requires in the opinion of counsel to Parent, which opinion shall be reasonably satisfactory to Company and its counsel, registration of such shares under the Securities Act of 1933, Parent may, by written notice (the "Registration Notice") to Company (the "Registrant"), request the Registrant to register under the Securities Act all or any part of the shares purchased pursuant to the Stock Option ("Restricted Shares") beneficially owned by Parent (the "Registrable Securities") pursuant to a bona fide firm commitment underwritten public offering in which the Parent and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any person (including any "group" (as defined in Section 13(d)(3) of the Exchange Act)) and its affiliates from purchasing through such offering Restricted Shares representing more than 2% of the outstanding shares of common stock of the Registrant on a fully diluted basis (a "Permitted Offering"). The Registration Notice shall include a certificate executed by the Parent and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing reasonably acceptable to Company (the "Manager"), stating that (i) they have a good faith intention to commence promptly a Permitted Offering and (ii) the Manager in good faith believes that, based on the then prevailing market conditions, it will be able to sell the Registrable Securities at a per share price to be specified in such Registration Notice (the "Fair Market Value"). The Registrant (and/or any person designated by the Registrant) shall thereupon have the option exercisable by written notice delivered to the Parent within 10 business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities for cash at a price (the "Option Price") equal to the product of (i) the number of Registrable Securities and (ii) the Fair Market Value of such Registrable Securities. Any such purchase of Registrable Securities by the Registrant hereunder shall take place at a closing to be held at the principal executive offices of the Registrant or its counsel at any reasonable date and time designated by the Registrant and its designee in such notice within 20 business days after delivery of such notice. Any payment for the shares to be purchased shall be made by delivery at the time of such closing of the Option Price in immediately available funds.

                  If the Registrant does not elect to exercise its option pursuant to this Section 8 with respect to all Registrable Securities designated in the Registration Notice, it shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities; provided, however, that (i) Parent shall not be entitled to more than an aggregate of two effective registration statements hereunder, and (ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 90 days after such request in the case of clause (B) below or 120 days in the case of clause (A) below) when
(A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the judgment of the Board of Directors of the Registrant, such information would have to be disclosed if a registration statement were filed at that time; or (B) the

Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 120 days after the filing with the SEC of the initial registration statement with respect thereto, the provisions of this Section 8 shall again be applicable to any proposed registration; provided, however, that Parent shall not be entitled to request more than two registrations pursuant to this Section 8 in any 12 month period. The Registrant shall use its best efforts to cause all Registrable Securities registered pursuant to this Section 8 to be qualified for sale under the securities or blue-sky laws of such jurisdictions as Parent may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

                  The registration rights set forth in this Section 8 are subject to the condition that Parent shall provide the Registrant with such information with respect to Parent's Registrable Securities, the plans for the distribution thereof, and such other information with respect to Parent as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

                  A registration effected under this Section 8 shall be effected at the Registrant's expense, except for underwriting discounts and commissions, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require. In connection with any such registration, the parties agree (i) to indemnify each other and the underwriters in the customary manner, and (ii) to enter into an underwriting agreement in form and substance customary to transactions of this type with the Manager and the other underwriters participating in such offering.

         9. Adjustment upon Changes in Capitalization. In the event of any change in Company Common Stock by reason of stock dividends, stock splits, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Stock Option, and the Exercise Price per share, shall be adjusted appropriately.

         10. Restrictive Legends. Each certificate representing shares of Company Common Stock issued to Parent hereunder shall initially be endorsed with a legend in substantially the following form:

             THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,

         AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED NOVEMBER 11, 1998, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER HEREOF.

         11. Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, and permitted assigns. Except as expressly provided in this Agreement, neither this Agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any Restricted Shares sold by a party in compliance with the provisions of Section 8 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement. In no event will any transferee of any Restricted Shares be entitled to the rights of Parent hereunder. Certificates representing shares sold in a registered public offering pursuant to Section 8 shall not be required to bear the legend set forth in
Section 10.

         12. Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

         13. Entire Agreement. This Agreement and the Merger Agreement (together with the other documents and instruments referred to in the Merger Agreement, and the exhibits and disclosure schedules thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

         14. Further Assurances. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

         15. No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes the Agreement impossible to perform in which case this Agreement shall terminate. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

         16. Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, by recognized national delivery service or sent by certified or registered mail, postage prepaid, and shall be deemed to be given upon receipt at the following address, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

                  (a)      if to Parent, to:

                           Ames Department Stores, Inc.
                           2418 Main Street
                           Rocky Hill, Connecticut 06067
                           Attention:  David Lissy, Esq.

                               with a copy (which shall
                               not constitute notice) to:

                               Weil, Gotshal & Manges LLP
                               767 Fifth Avenue
                               New York, New York 10153
                               Attention: Jeffrey J. Weinberg, Esq.

                  (b)  if to Company, to:

                           Hills Stores Company
                           15 Dan Road
                           Canton, Massachusetts 02021
                           Attention:  William Friend, Esq.

                               with a copy (which shall
                               not constitute notice) to:

                               Kramer Levin Naftalis & Frankel LLP
                               919 Third Avenue
                               New York, New York 10022
                               Attention: Paul S. Pearlman, Esq.

         17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

         18. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         19. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

         20. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

         21. Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                           HILLS STORES COMPANY


                           By: /s/ Chaim Y. Edelstein
                               ----------------------------------------
                           Name:  Chaim Y. Edelstein
                           Title: Chairman


                           AMES DEPARTMENT STORES, INC.


                           By: /s/ Joseph R. Ettore
                               ----------------------------------------
                           Name:  Joseph R. Ettore
                           Title: President


                           HSC ACQUISITION CORP.


                           By: /s/ Joseph R. Ettore
                               ----------------------------------------
                           Name:  Joseph R. Ettore
                           Title: President